                               AMENDED AND RESTATED

                                 CASH OR DEFERRED

                           PROFIT SHARING PLAN AND TRUST

                                  BY AND BETWEEN

                            PENNSYLVANIA SAVINGS BANK

                                       AND

                              VINCENT J. FUMO, TRUSTEE

                                       AND

                           ANTHONY DI SANDRO, TRUSTEE


                               ------------------


                                   ARTICLE ONE

                           PURPOSE, CREATION AND NAME

         1.1 WHEREAS, the Employer heretofore established a Cash or Deferred Profit Sharing Plan and Trust effective December 1, 1983, (hereinafter called the "Original Effective Date") known as the Pennsylvania Savings Association Cash or Deferred Profit Sharing Plan and Trust and which plan shall hereinafter be known as Pennsylvania Savings Bank Cash or Deferred Profit Sharing Plan and Trust (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

         WHEREAS, under the terms of the Plan and Trust, the Employer has the ability to amend the Plan and Trust;

         NOW, THEREFORE, effective January 1, 1990 except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan and Trust in its entirety and restate the Plan and Trust;

         The provisions of this Plan shall apply only to an Employee who terminates employment on or after the effective date of this amendment and restatement. The rights and benefits, if any, of a former employee shall be determined in accordance with the prior provisions of the Plan in effect on the date his employment terminated;

         1.2 THIS AGREEMENT, hereby made and entered into this 15th day of November, 1990, by and between PENNSYLVANIA SAVINGS BANK (herein referred to as the "Employer") and VINCENT J. FUMO and ANTHONY DI SANDRO (herein referred to as the "Trustees").

                                           INDEX

                                                                   Page


      ARTICLE ONE
                 Purpose, Creation and Name .............          I-1

      ARTICLE TWO
                 Definitions of Terms ...................          II-1

      ARTICLE THREE
                 Eligibility ............................          III-1

      ARTICLE FOUR
                 Contributions and Management of Funds ..          IV-1

      ARTICLE FIVE
                 Retirement Benefits ....................          V-1

      ARTICLE SIX
                 Disability Benefits ....................          VI-1

      ARTICLE SEVEN
                 Death Benefits .........................          VII-1

      ARTICLE EIGHT
                 Separation Benefits ....................          VIII-1

      ARTICLE NINE
                 Payment of Benefits ....................          IX-1

      ARTICLE TEN
                 Spendthrift Clause .....................          X-1

      ARTICLE ELEVEN
                 Insurance Contracts ....................          XI-1

      ARTICLE TWELVE
                 Right to Alter, Amend or Terminate Trust          XII-1

      ARTICLE THIRTEEN
                 Loans ..................................          XIII-1

                                                                    Page


      ARTICLE FOURTEEN
                Trustee .................................          XIV-1

      ARTICLE FIFTEEN
                Insurer .................................          XV-1

      ARTICLE SIXTEEN
                No Reversion to Company .................          XVI-1

      ARTICLE SEVENTEEN
                Direct Transfers and Rollovers ..........          XVII-1

      ARTICLE EIGHTEEN
                Determination of Top-Heavy Status.........          XVIII-1

      ARTICLE NINETEEN
                Miscellaneous Provisions ................          XIX-1

                                    ARTICLE TWO
                                DEFINITION OF TERMS

         2.1 The following words and terms as used in this Plan and Trust shall have the meaning set forth below, unless a different meaning is clearly required by the context.

               (a) Actual Deferred Percentage: The total contribution, both elective and non-elective, allocated to a Participant during a Plan Year divided by the Compensation of the Participant.

               (b) Affiliated Employer: The Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in
                    Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

               (c)  Age: A person's age at his last birthday.

               (d) Aggregate Account: With respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Article XVIII.

               (e) Agreement: This instrument with all amendments and supplements thereto.

               (f)  Anniversary Date: First day of Plan Year.

               (g) Annual Addition: Means the amount allocated to a Participant's account during the Limitation Year that constitutes:

                   (i)     Employer contributions,

                   (ii)    Employee contributions,

                   (iii)   Forfeitures, and

                   (iv)     Amounts described in Sections 415 (1) (1) and
                              419(A)(d)(2) of the Code.

                     For the purposes of this definition, Employee contributions are determined without regard to any rollover contributions.

               (h) Average Actual Deferred Percentage: The sum of the Actual Deferred Percentages of Participants divided by the number of Participants.

               (i) Beneficiary: The person or persons to whom the share of a deceased Participant's total account is payable, as provided in the Plan. For purposes of determining whether the Plan is a Top-Heavy Plan, a Beneficiary of a deceased Participant shall be considered a Key Employee or a Non-Key Employee, as the case may be.

               (j) Break in Service: For the purposes of eligibility, any Eligibility Computation Period in which an Employee has no more than 500 hours of service. For purposes of vesting, any Vesting Computation Period in which an Employee has no more than 500 hours of service.

               (k) Cash Value: A Cash Value of Contract providing specific allocations of amounts to individual participants.

               (1) Code: The Internal Revenue Code of 1986, as amended or replaced from time to time.

               (m)  Company: Pennsylvania Savings Bank

               (n) Compensation: Compensation actually paid to or for the benefit of an Employee during the Plan Year, inclusive of overtime pay and commissions, but excluding bonuses, except that in the event Company is an accrual basis taxpayer, Company may by written resolution elect to use accrued compensation in lieu of paid compensation. Compensation shall be such remuneration that is subject to tax under
                    Section 3101(a) of the Internal Revenue code, without the dollar limitation of Section 3121(a). However, Compensation for any Self-Employed Individual shall be equal to his earned income; that is, the net earnings from self-employment as defined in Code Section 401(c)(2), (reduced by Company's deductible contribution made on behalf of such individual for such year). Effective for Plan Years beginning after 12/31/88 this Plan shall not take into consideration a Participants Compensation to the extent it exceeds 200,000.00, as indexed under Code Section 415(d).

                    In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year.

                    Notwithstanding the above, for any Top-Heavy Plan Year, Compensation in excess of $200,000 (or such other amount as the Secretary of the Treasury may designate) shall be disregarded, except for purposes of determining maximum permissible voluntary contributions and the Annual Additions resulting therefrom, and for purposes of satisfying the minimum contribution or benefit provisions regarding Top-Heavy Plans, compensation is determined in accordance with the definition of Compensation contained in Article IV with respect to limits on maximum contributions or benefits.

               (o) Contract: Any individual or group annuity policy or life insurance policy for and/or on any Plan Participant, or any unallocated investment contract issued by an insurer.

               (p)  Contribution: Non-Integrated.

                    Maximum Contribution: In any Top-Heavy Plan Year, a Participant otherwise eligible to share in Contributions or Forfeitures, but who is paid for fewer than 1,000 Hours of Service, shall be limited to a maximum allocation of Contributions and Forfeitures of 3% Percent of Compensation from all the retirement plans maintained by the Company. Said contribution shall be provided first from a Money Purchase Pension Plan, if applicable, in an amount equal to 1% of Compensation and the remainder of the 3% contribution shall next be provided from the Profit Sharing Plan in an amount equal to 2% of Compensation. In the event said contribution is not made from the above-mentioned Plans, said maximum contribution shall be provided by this Plan maintained by the Company.

                    If a Participant also participates in another defined contribution plan maintained by Company, then the Maximum Contribution referred to above shall be reduced by any allocation made on his behalf to said other defined contribution plan.

               (q) Deferred Compensation: The portion of a Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's election pursuant to
                    Article IV.

               (r) Defined Benefit Fraction: A fraction the numerator of which is the projected annual benefit of the Participant under all qualified defined benefit Plans of Company (determined as of the close of the Limitation Year), and the denominator of which is the lesser of:

                     (1) the product of 1.25 multiplied by the dollar limitation in effect for defined benefit plans under Internal Revenue Code Section 415(b)(1)(A) for such year, or

                     (2) the product of 1.4 multiplied by the percentage of the Participant's high three (3) consecutive years compensation which may be taken into account under Internal Revenue Code Section 415(b)(1)(B) with respect to such Participant under the Plan for such year.

                     Notwithstanding the foregoing, for any Top-Heavy Plan Year,
                     1.0 shall be substituted for 1.25 above if any Non-Key Employee Participant eligible for an accrual of benefits who does not have either an allocation of Company contributions or forfeitures to a defined contribution plan of at least 7.5 percent of Compensation for such year or an accrued benefit in a defined benefit plan in which he participates of not less than the 3% minimum benefit as provided in Internal Revenue Code Section 416(h)(2)(A)
                     (ii)(I) (but not both). However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

               (s) Defined Contribution Plan Fraction: A fraction the numerator of which is the sum of the Annual Additions to the Participant's account(s) under all qualified defined contribution plans of Company including voluntary contribution accounts as of the close of the Limitation Year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Company:

                   (1) Such amount as is determined by multiplying 1.25 by the dollar limitation in effect for the defined contribution plans under Internal Revenue Code Subsection 415(c)(1)(A) for such year (determined without regard to Section 415(c)(6) of the Code), or

                   (2) 35 percent of the Participant's compensation for such year.

                   Notwithstanding the foregoing, for any Top-Heavy Plan Year,
                   1.0 shall be substituted for 1.25 above if any Non-Key Employee Participant eligible for any accrual of benefits does not have either an allocation of Company contributions and forfeitures of at least 7.5 percent of Compensation for such year or an accrued benefit in a defined benefit plan in which he participates of not less than the 3% minimum benefit as provided in Code Section 416(h)(2)(A)(ii)(I)(but not both). However, for any Plan Year in which this Plan is a Super Top-Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

               (t) Determination Date: For purposes of determining if the Plan is Top-Heavy, the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

               (U) Early Retirement Date: The first day of the next Plan year coinciding with or folowing a Participant's 55th birthday, but preceding Normal Retirement Date.

               (v) Effective Date of this Plan: First day of Plan Year beginning January 1, 1990.

               (w) Elective Contribution: The portion of the Contribution allocated to a Participant as a result of the Participant's election to reduce his salary during the Plan Year.

               (x) Eligibility Computation Period: The consecutive 12 month period beginning on the date on which the Employee commenced employment, and successive consecutive 12 month periods thereafter. An Employee's Employment Commencement Date is the first day for which the Employee is entitled to be credited with an Hour of Service from the Employer maintaining the Plan. If an Employee incurs a Break in Service and subsequently is credited with additional hours of service, his Eligibility Computation Period shall be the consecutive 12 month period beginning with the date on which he is first credited with an hour of service after the Break in Service, and successive consecutive 12 month periods thereafter.

               (y) Employee: Means employees of the Employer, but excludes any person who is employed as an independent contractor. Employee shall include leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such leased employees are covered by a plan described in Code Section 414(n)(5) and such leased employees do not constitute more than 20% of the recipient's non-highly compensated work force.

               (z) Employer: The Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

               (aa) Excess Deferred Compensation: With respect to any taxable year of the Participant, the excess of the aggregate amount of such Participant's Elective Contribution and the Non-Elective Contribution made on behalf of a Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an Annual Addition pursuant to Article IV.

               (bb) Family Member: With respect to an affected Participant, such Participant's spouse, such Participant's lineal descendants and ascendants and their spouses, all as described in Code Section 414(g)(6)(B).

               (cc) 415 compensation: Compensation as defined in Section
                    4.10(a).

               (dd) 414(s) Compensation: With respect to any Employee means his
                    Deferred Compensation plus 415 Compensation paid during a Plan Year. 414(s) Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d).

               (ee) Highly Compensated Employee: An Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                    The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

                    The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, which extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the dollar threshold amounts specified in (b), (c) and
                    (d) below shall be prorated based upon the number of months in the "lag period".

                    For purposes of this Section, the determination of "415 Compensation" shall be made without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B) and, in the case of
                    Employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b). Additionally, the dollar threshold amounts specified in (b) and (c) below shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

                    (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                    (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000.

                    (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the Top Paid Group of Employees for the Plan Year.

                    (d) Employees who during the "look-back year" were officers of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 Percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

                    (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b),
                         (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year".

                       In determining who is a Highly Compensated Employee, all Affiliated Employers shall be taken into account as a single employer and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. In addition, Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

               (ff) Highly Compensated Former Employee: A former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with
                    Section 2.1(ee). Highly Compensated Former Employees shall be treated as Highly Compensated Employees.

               (gg) Highly Compensated Participant: Any Highly Compensated
                    Employee who is eligible to participate in the Plan.

               (hh) Inactive Participant: Any Employee or former Employee who has ceased to be a Participant and on whose behalf an account is maintained under the Plan.

               (ii) Insurer: Any legal reserve life insurance company.

               (jj) Key-Employee: Any Participant (and his Beneficiary) who, at
                    any time during the Plan Year or any of the preceding four
                    (4) Plan Years, is:

                         (1) an officer of Company (as that term is defined within the meaning of the regulations under Internal Revenue Code Section 416).

                         (2) one of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in all employers required to be aggregated under Code Sections 414(b), (c), and
                              (m) and receiving Compensation at least equal to the maximum dollar limitation under Internal Revenue Code Section 415(c)(1) (A) as in effect for the calendar year in which the Determination Date falls.

                         (3) a "five percent owner" of Company. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Internal Revenue Code Section 318) more than 5 percent of the outstanding stock of Company or stock possessing more than 5 percent of the total combined voting power of all stock of Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Internal

                              Revenue Code Sections 414(b), (c), and (m) shall be treated as separate employers.

                         (4) a "one percent owner" of Company having an annual compensation from Company of more than $150,000. "one percent owner" means any person who owns (or is considered as owning within the meaning of Internal Revenue Code Section 318) more than one percent (1%) of the outstanding stock of Company or stock possessing more than one percent (1%) of the total combined voting power of all stock of Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Internal Revenue Code Sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has compensation of more than $150,000, compensation from each employer required to be aggregated under Internal Revenue Code Sections 414(b), (c), and (m) shall be taken into account.

               (kk) Leased Employee: Any person who is not an Employee of
                    Company and who has, for a period of 1 or more years, and on a substantially full-time basis, provided services to Company of a type historically performed by Employees of the Company, which services are or have been provided pursuant to an agreement between Company and a leasing organization. For any Plan Year, any Leased Employee shall be treated as an Employee of Company for purposes of the participation standards of Article III, the contribution standards of
                    Article IV and the vesting standards of Article VIII, unless such Leased Employee is, for such Plan Year or any portion thereof during which such Leased Employee provides services for the Company, a participant in a safe Harbor Plan provided for such Leased Employee by the leasing organization leasing the services of such Leased Employee to the Company. For purposes of the foregoing sentence, a Leased Employee shall not be treated as an Employee of the Company until after the close of the aforementioned 1-year period during which such individual has provided substantially full-time services to the Company, except that Years of Service for the Company shall be determined by taking into account the entire period for which the individual performed services for the Company.

               (ll) Length of Service Required:

                    (1) on the Effective Date of this Plan: 2 years

                    (2) After the Effective Date of this Plan: 2 years

               (mm) Limitation Year: Any period of one year ending on the last day of the Plan Year. If the Plan Year is changed the limitation year shall correspond to the new Plan Year beginning with the first full twelve month Plan Year subsequent to the commencement of change in Plan Year. In the event the Limitation Year is or has been changed, by reason of change in the Plan Year or otherwise, the limitations of Paragraph 4.1 shall be applicable in the normal manner as if no change had occurred with respect to the new Limitation Year, but with respect to the Limitation Year within which the change is made (the former Limitation
                    Year) the following rule shall apply. The dollar limit for Annual Additions shall be prorated for allocations made from the first day of the former Limitation Year through the day before the first day of the new Limitation Year (the limitation period) by multiplying (1) the applicable dollar limitation for the calendar year in which the limitation period ends by (2) a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the limitation period, and the denominator of which is 12.

               (nn) Minimum Participation Age Required:

                    (1) on the Effective Date of the Plan: 21

                    (2) After the Effective Date of the Plan: 21

               (oo) Named Fiduciary: President of Company, except that if
                    Company is an unincorporated business, the proprietor of Company if a sole-proprietorship or the partner designated in the summary plan description for the Plan for purposes of service of legal process.

               (pp) Net Income: The current or accumulated earnings and profits of the Company as of the fiscal year of Company ending within or with the Plan Year for which the contribution is made before any contribution to any qualified retirement plan.

               (qq) Non-Elective Contribution: The portion of the Contribution allocated to a Participant which the Company must contribute in order to satisfy the coverage and discriminatory requirements of Section 401(k)(3)(A)(i) of the Internal Revenue Code of 1986, as amended.

               (rr) Non-Highly Compensated Participant: shall mean any
                    Participant who is neither a Highly Compensated Employee nor a Family Member.

               (ss) Non-Key Employee: Any Employee who is not a Key-Employee.

               (tt) Normal Retirement Age: The earlier of (1) the Participant's
                    65th birthday or the date 5 years following a Participant's commencement of participation in the Plan, whichever is later; or (2) the Normal Retirement Date.

               (uu) Normal Retirement Date: Participant's 65th birthday provided he has completed five (5) Years of Participation.


               (vv) Participant: Any Employee who has qualified under this Plan.
                    A Participant ceases to be a Participant when all funds in his account to which he is entitled under the Plan have been distributed in accordance with the Plan.

               (ww) Participation Date: The earlier of the first day of the Plan
                    Year or the first day of the seventh month of such Plan Year coincident with or following the date an Employee completes his eligibility requirements of Section 3.1, provided the Employee was still employed as of that date (or if not employed on that date, as of the date of rehire a 1-Year Break in service has not occured).

               (xx) Plan Administrator: Company

               (yy) Plan Year: Any period of one year ending December 31. The first Plan Year shall be the period January 1, 1990 through December 31, 1990.

               (zz) Safe Harbor Plan: A money purchase pension plan with a nonintegrated employer contribution rate of at least 7 1/2 percent of compensation, and providing for immediate participation and full and immediate vesting.

               (A) Service for Predecessor Employer: In any case in which Company maintains a plan of a predecessor employer, service for such predecessor shall be treated as service for Company, and in any case in which Company maintains a plan which is not the plan maintained by a predecessor employer, service for such predecessor shall [as provided in Internal Revenue Code Section

                    414(a) (2)], to the extent required in regulations prescribed by the Secretary of the treasury or his delegate, be treated as service for Company.

               (B) Shareholder-Employee: If Company is an S Corporation, an Employee of Company who either individually or together with his spouse, children, grandchildren and parents, owns more than 5% of Company's outstanding stock on any day during the Plan Year.

               (C) S Corporation: An electing small business corporation within the meaning of Internal Revenue Code Section 1362(a).

               (D) Super Top-Heavy Plan: A Top-Heavy Plan under which the present value of accrued benefits or the sum of account balances (including accounts for Employee contributions) of Key-Employees under this Plan and any plan of an Aggregation Group, exceeds 90 percent of the present value of accrued benefits or the sum of the account balances (including accounts for Employee contributions) of all Participants under this Plan and any plan of an Aggregation Group, measured as of the Determination Date.

               (E) Top-Heavy Plan: For Plan Years commencing after December 31, 1983, a Plan under which the present value of accrued benefits of Key-Employees or the sum of the account balances (including accounts for Employee contributions) of Key-Employees under this Plan and any plan of an Aggregation Group, exceeds 60 percent of the present value of accrued benefits or the sum of the account balances (including accounts for Employee contributions) of all Participants under this Plan and any plan of an Aggregate Group, measured as of the Determination Date.

                    If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or account balances shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group).

               (F) Top-Heavy Plan Year: A particular Plan Year commencing after December 31, 1983, in which the Plan is a Top-Heavy Plan.

               (G) Top Paid Group: "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and leased employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. For the purpose of determining the number of active Employees in any year, the following Employees shall be excluded. However, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                        (a) Employees with less than six (6) months of
                             service;

                        (b) Employees who normally work less than 17 1/2 hours per week;

                        (c) Employees who normally work less than six (6) months during a year;

                        (d)  Employees who have not yet attained age 21;
                             and

                        (e) Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3).

                   In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

               (H)  Trust Situs: Pennsylvania

               (I) Trustee: The Trustee or Trustees named above and any successor Trustee or Trustees.

               (J) Vesting Computation Period: The consecutive 12 month period beginning on the first day of the Plan Year. If the Vesting Computation Period is or has been changed, by reason of a change in the Plan Year or otherwise, the first Vesting Computation Period after such change shall begin before the last day of the preceding Vesting Computation Period and an Employee who is credited with a Year of Service in both the last Vesting Computation Period before the change and the first Vesting Computation Period after the change shall be credited with 2 Years of Service for purposes of vesting.

               (K) Year of Service: For purposes of eligibility, any Eligibility Computation Period in which Employee has not less than 1,000 hours of service. For purposes of vesting, any Vesting Computation Period in which Employee has not less than 1,000 hours of service. If the Length of Service required under the Plan is or includes a fractional year, an Employee shall not be required to have any minimum number of hours of service to receive credit for such fractional year for purposes of eligibility. For purposes of benefit accrual, any Plan Year commencing with the Plan Year in which the Participant commenced participation in which Employee has not less than 1,000 hours of service.

                                  ARTICLE THREE

                                   ELIGIBILITY



         3.1 All Employees in the employ of Company on the Effective Date shall participate as of the Effective Date, provided that on such date they have met the Minimum Participation Age and Length of Service requirements applicable to such Employees.

        In the event that any Employee in the employ of Company on the Effective Date does not meet the applicable Minimum Age and service requirements on the Effective Date, such Employee shall commence participation on the applicable Participation Date.

         3.2 All Employees whose employment commences after the Effective Date shall commence Participation on the applicable Participation Date.

         3.3 Notwithstanding any service requirement of less than one year which may be contained herein, no Employee who is credited with 1,000 or more hours of service in an Eligibility Computation Period shall not be considered to have met at the expiration of said Eligibility Computation Period such required Length of Service requirement.

         3.4 An Employee shall be credited with an hour of service for purposes of eligibility, vesting and eligibility for Company contributions according to the following:

          (a) An hour of service is each hour for which an Employee is paid, or entitled to payment, for the performance of duties for Company during the applicable computation period.

          (b) An hour of service is each hour for which an Employee is paid, or entitled to payment, by Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

               (1) No more than 501 hours of service are required to be credited under this subparagraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                                     III-1

               (2) An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

               (3) Hours of service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                 For purposes of this subparagraph (b), a payment shall be deemed to be made by or due from Company regardless of whether such payment is made by or due from Company directly, or indirectly through, among others, a trust fund, or insurer, to which Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

          (c) An hour of service is each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by Company. The same hours of service shall not be credited both under subparagraph (a) or subparagraph (b), as the case may be, and under this subparagraph. Crediting of hours of service for back pay awarded or agreed to with respect to periods described in subparagraph (b) shall be subject to the requirements set forth in that subparagraph.

                      Also included is the special rule for determining hours of service for reasons other than the performance of duties, as well as the rule for crediting of hours of service to computation periods, as set forth in Labor Department Regulations Section 2530.200b-2(b) and (c), respectively.

          (d) Additional hours of service in the minimum amount necessary to prevent a break in service shall be credited to employees for the following absences:

                      (1) Authorized leave of absence, provided the Employee returns to active employment on or before the end of such leave of absence. Authorized leave of absence shall include

                                     III-2
                            illness and reserve duty in the Armed Forces of the United states.

                      (2) Absence of an Employee subsequent to the effective date who enters the Armed Forces of the United states and has reemployment rights under law, provided, he complies with the requirements of the law as to employment and reemployment.

          (e) Additional Hours of Service, but not in excess of 501, based on the number of Hours of Service which otherwise would normally have been credited to individuals but for such absence as is described below, (or if such number cannot be determined, 8 Hours of Service per day of such absence), shall be credited to individuals for purposes of eligibility and vesting, but not for purposes of benefit accrual, (notwithstanding 3.4 above), in the Eligibility and Vesting Computation Periods in which such absence begins, if necessary to prevent a 1 year Break in Service in such Computation Period, but if not so necessary, in the immediately following Eligibilty and Vesting Computation Periods, provided that the absence is for maternity or paternity reasons and shall mean an absence on account of the following:

                            (i)    The pregnancy of the individual;

                            (ii)   The birth of a child of the individual;

                            (iii)  The placement of a child with the
                                   individual in connection with the
                                   adoption of such child by such
                                   individual;

                            (iv) Care of such child for a period beginning immediately after his birth or placement.

                    However, no Hours of Service will be credited under this subparagraph unless the individual furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish the number of days of absence and the reason or reasons therefore.

                                     III-3

         3.5 Hours of service shall be counted for purposes of eligibility, vesting and benefit accrual on the basis of actual hours for which an Employee is paid or entitled to payment, as determined in accordance with Paragraph 3.4.

         3.6 Within 90 days of the Participation Date on which an Employee shall become eligible to participate, the Plan Administrator shall notify each such Employee of his eligibility to participate by providing such Employee with a summary plan description.

         3.7 In the case of an Employee who has a vested benefit and sustains a Break in Service, such Employee shall recommence active participation on the first day of his first Eligibility Computation Period after the break during which he has completed 1,000 hours of service or more. In the case of an Employee with no vested benefit who sustains a Break in Service, where the number of consecutive years in which he incurred a Break in service are less than the aggregate number of years in which he attained a Year of Service before such break, such Employee shall recommence active participation on the first day of his first Eligibility Computation Period after the break during which he has completed 1,000 hours of service or more. In the case of an Employee with no vested benefit who sustains a Break in Service, where the number of consecutive years in which he incurred a Break in service are equal to or greater than the aggregate number of years in which he attained a Year of Service before such break, such Employee shall be treated as if he were a new Employee for purposes of eligibility to participate. The aggregate number of Years of Service before a Break in service shall not include any Years of Service not required to be taken into account under this Paragraph by reason of any prior Break in Service! For purposes of vesting for an Employee who has sustained a Break in service, the provisions of Article 8 shall apply. For purposes of benefit accrual, the provisions of Article 4 shall apply.

         Notwithstanding any provision of the Plan to the contrary, in the case of an Employee who sustains a Break in Service under a Plan that provides a Length of Service requirement in excess of one year, provided such Employee has not satisfied such Length of Service requirements prior to incurring a Break in service, service before such Break in Service shall not be taken into account for purposes of eligibility.

         3.8 Notwithstanding any provision of this Plan to the contrary, this Plan shall not provide contributions or benefits for an Owner-Employee who controls, or a group of Owner-Employees who together control an unincorporated trade or business with respect to which the Plan is established, and such Owner-

                                     III-4

          Employee, or group of Owner-Employees also control one or more unincorporated trades or businesses, unless this Plan and the plans established with respect to such other trades or businesses when coalesced constitute a single plan which satisfies the requirements of
          Section 401(a) and (d) of the Internal Revenue Code with respect to the employees of all such unincorporated trades or businesses. Furthermore, the Plan shall not provide contributions or benefits for one or more Owner-Employees who control one or more unincorporated trades or businesses, unless the employees of each such unincorporated trade or business which such Owner-Employees control are included under a plan which satisfies the requirements of Section 401(a) and
          (d) of the Internal Revenue Code and which provides contributions or benefit for employees not less favorable than those provided for such owner-Employees under this Plan. For purposes of this Paragraph 3.8, an owner-Employee, or a group of Owner-Employees, shall be considered to control a trade or business if such owner-Employee, or such group of Owner-Employees together own the entire interest in an unincorporated trade or business, or in the case of a partnership, own more than 50% of either the capital interest or the profits interest in such partnerships. An Owner-Employee shall mean a sole proprietor, or, in the case of a partnership, any person who owns more than 10% of the capital or profits interest.








                                      III-5

                                      ARTICLE FOUR

                        CONTRIBUTIONS AND MANAGEMENT OF FUNDS



         4.1 Company, subject to its rights to terminate and amend this Plan and Trust, shall contribute to the Trust, within thirty (30) days after the last day of the Plan Year, such portion of a Participant's compensation with respect to which the Participant has made a written election to reduce his or her compensation in accordance with the provisions of Paragraph 4.3 (hereinafter referred to as the "Elective Contribution").

         The Company may make a contribution to the Plan for any Plan Year. Said contribution (hereinafter referred to as the "Non-Elective Contribution") shall be a discretionary amount made out of the Company's Net Income. Participants who perform less than a Year of Service during the Plan Year or are not employed on the last day of the Plan Year shall not share in this Employer discretionary contribution. Such Non-Elective Contribution shall be allocated to each Participant in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

          Only Compensation paid or accrued during a Plan Year on and after the date an Employee commenced participation shall be taken into account for purposes of making contributions.

         (a) For each Plan Year the annual allocation derived from Elective Contributions to a Participant's Account shall satisfy one of the following tests:

         (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

         (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-l(b) are incorporated herein by reference.

            However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

         (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year to such Participant's "414(s) Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one hundredth of one percent. Elective Contributions allocated to each Non-Highly Compensated Participant's Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

         (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

           (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Elective Contributions and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Elective Contributions and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation", Family Member shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

           (2) The Elective Contributions and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

           (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

         (d) For the purposes of Sections 4.1(a) and 4.2, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to this Article, whether or not such deferral election was made or suspended pursuant to such Article.

         (e) For the purposes of this Section, if two or more plans (other than an employee stock ownership plan as defined in Code Section 4975(e) (7)) which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) the cash or deferred arrangements included in such plans shall be treated as one arrangement.

         (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Year's, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

         4.2 In the event that the initial allocations of the Elective Contributions pursuant to section 4.1 do not satisfy one of the tests set forth in Section 4.1(a) the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

         (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him, until one of the tests set forth in Section 4.1(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 4.1(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions on behalf of such Highly Compensated Participant determined prior to the application of this paragraph) minus the amount determined by multiplying the

        Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "414(s) Compensation". However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.

         (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                (i) may be postponed but not later than the close of the succeeding Plan Year;

                (ii) shall be made from Qualified Non-Elective Contributions only to the extent that Excess Contributions exceed the balance in the Participant's Elective Account attributable to Deferred Compensation;

                (iii) shall be adjusted for Income; and

                (iv) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

         (2) With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

                (i) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                (ii) shall not exceed the amount of Deferred Compensation on behalf of any Highly Compensated Participant for any Plan Year;

                (iii) shall be treated as voluntary Employee contributions for purposes of Code Section 401(a)(4) and regulation 1.401(k)-l(b). Excess Contributions characterized as voluntary Employee contributions shall continue to be nonforfeitable and subject to the same distribution rules provided for in Section 4.11;

                (iv) are not permitted if the amount recharacterized plus voluntary Employee contributions actually made by such Highly Compensated Participant, exceed the maximum amount of voluntary Employee contributions (determined prior to application of Section 4.5(a) that such Highly Compensated

                Participant is permitted to make under the Plan in the absence of recharacterization; and

                 (v) shall be adjusted for Income.

         (3) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

         (b) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished as follows:

          (1) If the actual deferral ratio for the Highly Compensated Participant is determined in accordance with Section 4.1(c)(1)(ii), then the actual deferral ratio shall be reduced as required herein and Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

          (2) If the actual deferral ratio for the Highly Compensated Participant is determined under Section 4.1(c)(1)(i), then the actual deferral ratio shall first be reduced as required herein, but not below the actual deferral ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Contributions resulting from this initial reduction shall be allocated (in proportion to Elective Contributions) among the Highly Compensated Participants whose Elective Contributions were combined to determine the actual deferral ratio. If further reduction is still required, then Excess Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among then in proportion to their respective Elective Contributions.

          (c) Within twelve (12) months after the end of the Plan Year, the Employer shall make a special Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.1(a). Such contribution shall be allocated to the Participant's Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

         4.3 A Participant may elect to reduce his or her Compensation or to forgo an increase in Compensation and direct that the said amount be contributed to his account by the Company. At any time the Participant may file a written election, provided by the Plan Administrator with the Plan Administrator, thus permitting a Participant to reduce his Compensation by way of a payroll reduction. The Plan Administrator may limit the frequency of changes in authorized payroll deductions such that no more than two rates of reduction apply in any Plan Year and shall establish by rules of general applicability the effective date of such reductions, but contributions made by payroll reduction may be terminated at any time by the Participant by means of a written request filed with the Plan Administrator at least 20 days in advance of the date on which such termination is effective.

     A Participant's election to reduce his or her salary will be limited to fifteen percent (15%) of Compensation not to exceed the dollar limit imposed on Deferred Compensation under Code Section 401(k) for a specific calendar year, and further subject to the limitations contained in Paragraphs 4.1, 4.2, 4.6, 4.8 and 4.11. If any Participant's election would violate the aforementioned restrictions, the application of the aforementioned limitations by the Plan Administrator shall be made in a non-discriminatory manner and may include the distribution of Elective Contributions.

         4.4 Participants are not required to make any contributions under this Plan. However, a Participant may each Plan Year voluntarily contribute to the Plan on an after-tax basis up to a maximum of 10 percent of Compensation, reduced by the voluntary contribution to any other qualified plan of the Company. Contributions by a Participant may be made at any interval determined by the Plan Administrator to be convenient. Said maximum shall be based upon the Participant's cumulative Compensation paid to him by the Company since becoming a Participant.

          (a) For purposes of determining Annual Additions for a Participant under the Plan, voluntary contributions shall be deemed credited when made, except that contributions made within 30 days after the close of a Limitation Year shall be deemed credited to that Limitation Year, if made with respect thereto.

          (b) The voluntary contribution made by a Participant shall be accounted for as a separate fund under the Trust, apart from that part of the fund which is a result of the Company's contribution. Records of the amount contributed by a Participant shall be maintained separately by the Trustee. A Participant's voluntary contribution shall be 100 percent vested at the time such contribution is made. Contributions made hereunder by Participants are not intended to be deductible by Participants under Section 219(a) of the Internal Revenue Code. All earnings on the above mentioned fund shall immediately be 100 percent vested. Each Participant's account shall be valued at least annually at fair market value.

          (c) Amounts credited to a voluntary account shall be invested by the Trustee in such proportion and in such investments as Participant shall direct (unless all assets of the Trust are invested in Contracts), in which case any investment income and loss shall be allocated solely to such account. In the absence of such direction (or in the event all assets of the Trust are invested in Contracts), Trustee, in its discretion, shall invest the account proportionately, as Trustee determines, and income and loss shall be allocated as provided in Subparagraph 4.5(b). The right of a Participant to direct the investment of his account shall cease with the termination of his employment with Company.

          (d) A Participant who contributed voluntarily may withdraw his contributions and/or earnings thereon at any time upon 60 days written notice to the Plan Administrator of such intent to withdraw, with the written consent of the Participant's spouse, if any, and with the Plan Administrator's approval; except that in the event a Participant becomes permanently disabled, retires, dies, or otherwise terminates employment, distribution of the amount credited to his voluntary account shall be paid to him or his Beneficiary in a lump sum payment within a reasonable period of time following his disability, retirement, death or termination, if so requested by such Participant, if living; or if not living, if so requested by the Beneficiary of such participant. At the request of the Participant or his Beneficiary, as the case may be, and with the consent of the Plan Administrator, the amount credited to his voluntary account distributable upon disability, retirement or death, may be paid under the options for settlement provided in Paragraph 9.3. If after a reasonable period of time following termination of a Participant's employment, the Participant or his Beneficiary, as the case may be, has not requested payment of the amounts credited to his voluntary account, the Plan Administrator may direct the trustee to distribute such amount in a lump sum payment.

          (e) Any withdrawal or distribution from a Participant's account for voluntary contributions shall be deemed made first from contributions. Earnings shall be withdrawn or distributed only to the extent that the total withdrawals and distributions exceeds the total of the Participant's voluntary contributions.

           (f) Limitations: The Employer may limit, revoke or amend its agreement to make employee contributions under Section 4.2 on behalf of any Participant at any time, but only if it determines that such limitation, revocation or amendment is necessary under one of the following circumstances:

                (i) in the case of a Participant's after-tax contributions, to insure that the discrimination tests of Section 401(m) of the Internal Revenue Code governing permissible levels of employee contributions are met for such Plan Year, or to insure that one of the following tests is met for such Plan Year.

                     (A) The actual Average Percentage of the employee contributions of the Highly-Compensated Employees eligible to participate is not more than 1.25 times the Actual Average Percentage of the employee contributions for all other Employees eligible to participate; or

                     (B) The Actual Average Percentage of the employee contributions for the Highly-Compensated Employees eligible to participate is not more than 2.0 times the Actual Average Percentage of the employee contributions for all other Employees eligible to participate and the Actual Average Percentage of the employee contributions for the Highly-Compensated Employees eligible to participate does not exceed the Actual Average Percentage of the employee contributions for all other Employees eligible to participate by more than two (2) percentage points; or

                (ii) to insure that a Participant's Additions for any calendar year will not exceed the limitations of Section 4.3; or

               (iii) to insure deductibility of the Employer's entire
                contribution to the Plan for federal income tax purposes.

                     If a limitation or amendment becomes necessary pursuant to paragraph (i) or (iii) above, such limitation or amendment will be first applied to the Participant who is the Highly-Compensated Employee electing the highest percentage of employee contributions pursuant to Section 4.2 until the tests of (i) or (iii) are met or until such Participant's election pursuant to Section 4.2 is reduced to the same percentage level as the Participant who is the Highly-Compensated Employee electing the second highest percentage of employee contributions pursuant to Section 4.2. If further limitations are required, then both such

                Participants' percentage elections shall be reduced until the tests of (i) or (iii) are met or until the two Participants' elections pursuant to Section 4.2 are reduced to the same percentage level as the Participant who is the Highly Compensated Employee electing the third highest percentage of employee contributions pursuant to Section 4.2, and such limitations or amendments shall continue to be made in a similar manner from the Participants who are Highly-Compensated Employees making the highest percentage elections to the lowest until the tests of (i) or (iii) are satisfied.

                     If a Participant is prevented from making a portion of his employee contributions due to a permissible limitation, revocation or amendment by the Employer, such portion shall be returned to the Participant prior to its contribution to the Trust Fund.

                     In applying the discrimination tests under this Section,
                the employer shall treat employee contributions under plans which are aggregated under Section 401(a)(4) or 410(b) of the Internal Revenue Code as made under a single plan. In addition, if a Highly-Compensated Employee is eligible under more than one plan subject to Section 401(m) of the Code maintained by the Employer, the Employee's Actual Average percentage is calculated by treating all of the plans as one plan.

                     For purposes of this Section, the family aggregation rules set forth in Section 2.1 of this Plan shall apply. Where the family aggregation rule is applicable, the family group shall be treated as one Highly-Compensated Employee and the Actual Average Percentage for the family group shall be the greater of:

                            (1) the ratio determined by combining the
                     compensation and employee contributions of all eligible family members who are highly-compensated without regard to family aggregation; and

                            (2) the ratio determined by combining the
                     compensation and employee contributions of all eligible family members.

                     For purposes of this Section 4.2(f) the following meanings shall apply. The "Actual Average Percentage" for a specified group of Employees for a Plan Year shall be the amount of employer contributions actually paid to the Trust by each such Employee for each Plan Year to the Employee's Compensation for such Plan Year. The term "Compensation" shall include all amounts paid by the

                 Employer to the Employee which are currently includible in the Employee's gross income. The Employer shall have the right to use such alternate definition of Compensation as the Internal Revenue Service may provide by regulation under Code Section 414(s).


         4.5(a) The "Actual Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

            (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 4.1 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.

            (b) For the purposes of this Section and Section 4.6, "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group the ratios (calculated separately for each Participant in each group) of:

            (1) the sum of voluntary Employee contributions and Excess Contributions recharacterized as voluntary Employee contributions on behalf of each such Participant for such Plan Year; to

            (2) the Participant's "414(s) Compensation" for such Plan Year.

            (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 4.5(d), the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions; voluntary Employee contributions; allocated to their accounts, elective deferrals (as defined in Regulation 1.402(g)-l(b)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C) contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

            (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

            (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be the greater of: (i) the ratio determined by aggregating Employer matching contributions made: voluntary Employee contributions, Excess Contributions recharacterized as voluntary Employee contributions and "414(s) Compensation" of all eligible Family Members who are Highly Compensated Participants without regard to family aggregation; and (ii) the ratio determined by aggregating Employer matching contributions made : voluntary Employee contributions made: Excess Contributions recharacterized as voluntary Employee contributions: and "414(s) Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "414(s) Compensation," Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

            (2) The Employer matching contributions made; voluntary Employee contributions made; Excess Contributions recharacterized as voluntary Employee contributions; and "414(s) Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

            If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

            (e) For purposes of this Section, if two or more plans of the Employer (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of this Section 4.6. In addition, two or more plans of the Employer to which matching contributions, Employee contributions or elective deferrals are made may be considered as a single plan for purposes of this Section. In such a case, the aggregated plans must satisfy Code Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Notwithstanding the above, contributions to an employee stock ownership plan as defined in Code Section 4975(e)(7) shall not be aggregated with this Plan.

            (f) If a Highly Compensated Participant participates in two or more plans (other than an employee stock ownership plan as defined in Code
          Section 4975(e)(7) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions or elective deferrals are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of this Section.

            (g) For purposes of Sections 4.6(a) and 4.7, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) voluntary Employee contributions (whether or not voluntary Employee contributions are made) allocated to his account for the Plan Year.

            4.7 (a) In the event that the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section 4.6(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 4.6(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 4.6(a) is satisfied.

            (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution, of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

            (c) Excess Aggregate Contributions attributable to amounts other than voluntary Employee contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

            (d) For each Highly Compensated Participant, the amount of Excess Aggregate contributions is equal to the total Employer matching contributions: voluntary Employee contributions made Excess Contributions recharacterized as voluntary Employee contributions: and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.6(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "414(s) Compensation". The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Employer matching contributions made : voluntary Employee contributions made, Excess Contributions recharacterized as voluntary Employee contributions: and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.6(c) on behalf of such Highly Compensated Participant for such Plan Year.

            (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year or which are treated as voluntary Employee contributions due to recharacterization pursuant to Section 4.6(a).

            (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished as follows:

            (1) If the actual contribution ratio for the Highly Compensated Participant is determined in accordance-with Section 4.6 (d)(1)
            (ii), then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the of Employer matching contributions made : voluntary Employee contributions made, Excess Contributions recharacterized as voluntary Employee contributions : and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.6(c) of each Family

           Member that were combined to determine the group actual contribution ratio.

           (2) If the actual contribution ratio for the Highly Compensated Participant is determined under Section 4.6(d)(1)(i), then the actual contribution ratio shall first be reduced, as required herein, but not below the actual contribution ratio of the group of Family Members who are not Highly Compensated Participants without regard to family aggregation. The Excess Aggregate Contributions resulting from this initial reduction shall be allocated among the Highly Compensated Participants whose Employer matching contributions made; voluntary Employee contributions made, Excess Contributions recharacterized as voluntary Employee contributions; and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.6(c) were combined to determine the actual contribution ratio. If further reduction is still required, then Excess Aggregate Contributions resulting from this further reduction shall be determined by taking into account the contributions of all Family Members and shall be allocated among them in proportion to their respective Employer matching contributions made; voluntary Employee contributions made, Excess Contributions recharacterized as voluntary Employee contributions; and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.6(c).

           (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.6(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 4.1(a).

           4.8 All payments by the Company shall be made to the Trustee to be administered in accordance with the Trust Agreement, and consistent with the provisions of Paragraph 4.11.

           4.9 As of the last day of the Plan Year, the fund shall be valued at fair market value and there shall be added to each Participant's account derived from Company contributions:

           (a) That proportion of the Company's contribution in accordance with Paragraph 4.1; and

           (b) That portion of the net accretions and diminutions to the fund by way of income and loss and realized and unrealized gains and losses which bears the same ratio to the total of such net accretions and diminutions as his account (exclusive of Cash Value) at the preceding Anniversary Date (reduced by any distributions during the Plan Year) bore to the total account of all Participants (exclusive of Cash Value and reduced by any distributions or forfeitures during the Plan Year) plus any increases in Cash Value and less the cost of insurance Contracts allocated to the participant's account. (During the first Plan Year, such proportion shall be based on the Participant's share of the Company's contribution.)

           4.10 The fact that an allocation shall be made and credited to the account of the Participant whether by mistake or otherwise shall not vest in the Participant any right, title or interest in and to any assets, except at the time or times and upon the terms and conditions expressly set forth in the Plan.

           4.11 The following limits apply to allocations of Annual Additions:

           (a) Notwithstanding any provision to the contrary contained herein, no allocation of an Annual Addition shall be made to a Participant's account(s) to the extent that such allocation shall cause the Annual Addition to this Plan, and to any other qualified defined contribution plan of the Company (or of any other entity which is a member of a controlled group of entities as defined in Internal
                Revenue Code Section 414(b), (c) and (m) of which Employer is also a member), to exceed the lesser of $30,000 or 25% of the Participant's compensation in any given limitation year. For purposes of applying these limitations "compensation" shall mean the Participant's "wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment" with Company and such other amounts as are specified by Treasury Department Regulation Section 1.415-2(d)(1). Compensation shall exclude all items specified in Treasury Department Regulation Section 1.415-2(d)(2), including contributions to a plan of deferred compensation, amounts realized from qualified or non-qualified stock options, and other amounts which receive special Federal Income Tax benefit (such as contributions to 403(b) annuity contracts or premiums qualifying for exclusion from income under Section 79 of the Code). The above mentioned dollar limitation shall be adjusted so as to be equal to the maximum dollar limitation for defined contribution plans prescribed by the Secretary of the

                 Treasury or his delegate. In the case of a Self-Employed individual, "Compensation" shall mean the participant's "Earned Income (within the meaning of Internal Revenue Code
                 Section 401(c)(2) but determined without regard to any exclusion under Internal Revenue Code Section 911) from Company."

            (b) If the Annual Addition under this Plan to a Participant's account is to be reduced as a result of the above limitation, such reduction shall be effected by:

                 (i) first, returning any employee contributions made during the Plan Year which are Annual Additions, (and any earnings attributable thereto),

                (ii) next, allocating Company contributions otherwise allocable to a Participant's account up to the limitation on Annual Additions.

            (c) Company shall endeavor to avoid making contributions which would, if allocated according to the terms of the Plan result in Annual Additions in excess of the limits described in this paragraph, (an excess amount), but if as a result of the amount of forfeitures to be allocated or errors in estimating Compensation or under such other facts and circumstances as the Commissioner of Internal Revenue permits there is an excess amount such amount shall be held unallocated in a suspense account and allocated in the next Limitation Year (and succeeding Limitation Years if necessary) to all Participants for whom allocations of contributions or forfeitures would normally be made and in the manner and up to the limits prescribed by this Article and shall reduce any Company contribution which would otherwise be made to the Plan. Investment gains and losses shall not be allocated to the suspense account. If it is discovered that an excess amount has been improperly allocated, such amount shall be subtracted immediately from the affected Participant's account (including the earnings allocated as a result of such improper allocation) and held in suspense as described above.

                 In the event of termination of the Plan the suspense account shall revert to the Employer pursuant to Paragraph 16.5.

            (d) If in any Limitation Year Company maintains any other qualified defined contribution plan(s), Annual Additions shall be deemed allocated first to any money purchase pension plan and next to any profit sharing plan.

           (e) In any case in which an individual is or has been a Participant in both a defined benefit plan and a defined contribution plan maintained by Company (or by any other entity which is a member of a controlled group of entities as defined in Code Section 414(b), (c) and (m) of which Employer Plan is a member), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year may not exceed 1.0. If any reductions are required in order not to exceed this fraction they shall be made first to the defined contribution plans of Company, first to any profit sharing plan of Company and next to any money purchase pension plan of Company. Such reduction shall be effected by reducing the sum of the current Limitation Year Annual Additions in accordance with the procedure of Subparagraph 4.10(d) so that the Defined Contribution Plan Fraction does not exceed 1.0 minus the defined benefit fraction at the end of the Limitations Year. Any amount received by this reduction shall be held in suspense in accordance with Subparagraph 4.10(c). Provided further that if this reduction is insufficient to reduce the overall limit to
                1.0 then the Defined Benefit Plan Fraction shall be reduced to the extent necessary to bring about compliance.

          4.12 Notwithstanding any provision of the Plan to the contrary, Elective Contributions attributable to Participant deferrals shall not be distributable earlier than upon the Participant's hardship, retirement death, disability, separation from service or attainment of age 59 1/2.

                                  ARTICLE FIVE

                               RETIREMENT BENEFITS



         5.1 A Participant may elect to retire on his Normal Retirement Date, whereupon his eligibility for Company contributions hereunder shall cease. If a Participant remains in the employ of Company subsequent to Normal Retirement Date contributions shall be made for such Participant. If Company consents, a participant may retire on his Early Retirement Date, whereunder his eligibility for Company contributions hereunder shall cease.

        In the case of Early Retirement, the vesting schedule shall apply. In the case of Normal Retirement, the total amount credited to an employed Participant's account shall become 100 percent vested at the Participant's Normal Retirement Age. If the Company makes a contribution for a Participant subsequent to such date, such Participant shall be 100 percent vested in that contribution and any earnings thereon.

         5.2 The Trustee shall distribute to a retired Participant the value of his vested amount in accordance with the provisions of Article 9.

                                    ARTICLE SIX

                                DISABILITY BENEFITS



         6.1 Any Participant who has become totally and permanently disabled shall be entitled to retire effective the first day of the next Plan Year subsequent to the date disability commenced, but payment shall be made only after the Plan Administrator receives written notice of a determination of such disability by a medical certificate issued by a doctor selected or approved by the Plan Administrator. Total disability shall mean disability of either a physical or mental nature, so as to prevent the Participant from performing the duties of his employment with the Company. Permanent Disability shall mean disability of either a physical or mental nature which is expected to last for a period of 6 months or longer and which results in a termination of the Participant's employment with Company. All Participants shall be treated alike under similar circumstances.

         6.2 A Participant retiring because of such disability shall receive his total account calculated as of the most recent valuation date. Payment shall be made after the Participant is entitled to retire and within 6 months of the date on which the Plan Administrator receives notice in accordance with the preceding paragraph, unless the Participant elects to defer commencement of payment, pursuant to Paragraph 9.2, but in no circumstances shall payment be made later than the period prescribed in Paragraph 9.2.

         6.3 In lieu of a determination of disability pursuant to Paragraph 6.1 above, a determination of entitlement for disability benefits under Social Security shall be conclusive evidence of total and permanent disability, but a failure to attain such determination shall not be determinative of any rights to receive disability benefits under this Plan. Recovery from total and/or permanent disability subsequent to entitlement for receipt of benefits under this Article shall not prejudice any right to receive or to continue to receive such benefits.

                                   ARTICLE SEVEN

                                  DEATH BENEFITS



         7.1 In the event of the death of a Participant prior to the commencement of payment of his retirement benefits, his death benefit shall be the entire amount in his account (exclusive of Cash Value), as of the most recent valuation date, and the proceeds of any Contract allocated to his account, provided that the death benefit of a Participant who has terminated service with Company shall be equal to his vested interest as computed under
Article 8 or Article 6, as the case may be, (exclusive of Cash Value) and the proceeds of any Contracts allocated to his account. Such death benefits shall be paid to his designated Beneficiary as soon as is convenient, but not later than 60 days after the next valuation date.

           (a) If insurance exists as a Trust asset, the following shall apply to the insurance proceeds.

                (1) The Plan Administrator, at the direction of the Participant, shall direct the Trustee to designate a settlement option as permitted in Paragraph 9.3 for the insurance.

                (2) If no mode of settlement has been selected in accordance with (a) (1) above, the Plan Administrator at the direction of the Beneficiary, shall direct the Trustee to designate a settlement option as permitted in Paragraph 9.3 within 60 days after the day on which a lump sum in full discharge of the death benefit obligation under any insurance Contracts first becomes payable.

                     Under no circumstances may the mode of settlement from the insurance proceeds be other than one permitted by Paragraph 9.3.

           (b) In regard to non-insurance Trust assets, the following shall apply:

                (1) The Plan Administrator, at the direction of the Participant, shall direct the Trustee to designate a settlement option as permitted in Paragraph 9.3 for the Trust assets.

                (2) If no mode of settlement has been selected in accordance with (b) (1) above, the Plan administrator, after consultation with the

                                     VII-1

                      Beneficiary, shall direct the Trustee to designate a settlement option as permitted in Paragraph 9.3 within 60 days after the day on which a lump sum in full discharge of the death benefit obligation first becomes payable.

         7.2 The Beneficiary or successor Beneficiary of any death benefit shall be in accordance with the designation made by the Participant. The Participant shall have the right to designate the Beneficiary or successor Beneficiary by filing a designation of Beneficiary form with the Plan Administrator. At any time, and from time to time, each Participant shall have the unrestricted right to change the designation of the Beneficiary to receive any death benefits hereunder. All designations shall be made in writing on the form required by the Plan Administrator and shall be filed with the Plan Administrator. If no designation has been made, if the designated Beneficiary has predeceased the Participant, or if the designation of beneficiary is inoperative for any reason as to any part of any death benefit hereunder, then the Participant shall be deemed to have designated the following as his Beneficiary with priority in the order named:

            (a) his widow or her widower, as the case may be;

            (b) his issue, per stirpes;

            (c) his parents;

            (d) his brothers and sisters, per stirpes; and

            (e) his estate.

Notwithstanding anything to the contrary contained herein, if a Participant is married, no designation of a beneficiary other than the Participant's spouse or change of designation from a Participant's spouse to someone else, shall be valid, unless (a) the Participant's spouse consents in writing to such election or change, (b) such Participant election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse), and (c) the spouse's consent acknowledges the effect of such election, and is witnessed by the Plan Administrator or a notary public, unless it is established to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstance as may be prescribed by regulations to be issued by the Secretary of the Treasury. Any such consent by a spouse shall be effective only with respect to such spouse.

                                     VII-2

         7.3 The Trustee shall be designated to receive the proceeds of any Contract which becomes payable upon the death of the Participant. The Trustee may, however, request Insurer to make any beneficiary designation as may be made by the Participant under Paragraph 7.2 above. In such event the Beneficiary so designated may be revoked only upon the completion of the requirement established by the Insurer and the terms of any contracts and the rules of the Insurer.

         7.4 Upon the death of a Participant, the Trustee shall take all necessary steps and shall execute all required documents to permit the Beneficiary to collect the death benefits provided pursuant to the specified method of payment.

                                     VII-3

                                   ARTICLE EIGHT

                                SEPARATION BENEFITS



         8.1(a) Vesting. A Participant shall become fully vested in his Participant account immediately upon entry into the Plan, and as such shall have at all times a 100% nonforfeitable right to his Participant account.

          No Participant shall forfeit any part of his account until the earlier of (a) five (5) consecutive one-year Breaks in service or (b) a cash-out distribution of the entire vested portion of his account balance derived from Company Contributions, following the Participant's termination of employment. As of the last day of the Plan Year with or within which such Breaks in Service or cash-out distribution has occurred, the nonvested portion of such Participant's account, if any, shall be forfeited and administered as provided in Article 4.

           (b) Distribution. If, upon termination of a Participant's employment for any reason other than retirement, death or total and permanent disability, the present value of the Participant's vested account shall not exceed $3,500, (or such lesser amount as may be prescribed by the regulations of the Secretary of the Treasury governing such payments), the Plan Administrator may direct the Trustee to distribute the value of the vested account to the Participant.

                If the present value of the Participant's vested account exceeds the amount specified in the preceding sentence, the Participant and his spouse, if any, may file with the Plan Administrator a written request for the payment of the entire amount of his vested account, and the Plan Administrator may thereupon direct the Trustee to pay out this amount.

           (c) Administration of Participants' Accounts. No share of gains or losses shall be credited to the forfeitable portion of a Participant's account, if any, after the last valuation date prior to the date the forfeiture occurs, until the next valuation date following the date, if any, as of which the Participant's account is restored.

                Following completion of distributions, a Participant's account derived from Company contributions shall be cancelled, as of the date the non-vested portion of his account, if any, would be forfeited.

                                     VIII-1

                If the Participant is not vested in any portion of his account, upon forfeiture the account shall be cancelled.

                If the Participant is vested in all or a portion of his account, and no distribution is made following termination of employment or the occurrence of a 1 year Break in Service, a 100% vested account shall be maintained for his vested interest in the Plan, as of the date the nonvested portion of his account, if any, would be forfeited. If this account is subsequently distributed, upon completion of payment the account shall be cancelled.

                Subject to Subparagraph 8.1(d) below, if the Participant, subsequent to cancellation of his account, becomes eligible at a later date to share in Company Contributions (including forfeitures) and earnings thereon they shall be allocated to a newly established regular account.

           (d) Restoration of a Participant's Accounts Following Forfeiture. The concept "Restoration of a Participant's Account" does not apply in the case of a Participant who was already 100% vested in his account prior to the occurrence of an event (distribution or incurrence of a 1 year Break in Service) which would otherwise cause a forfeiture.

                Only the amount in an account which has been forfeited is subject potentially to restoration. Such an amount shall be equal to the amount forfeited to the Trust, unadjusted for gains or losses, and shall be termed the "Restoration Amount".

                If a Year of Service is credited to a Participant following an event causing forfeiture, restoration of the amount forfeited is possible, provided that said Year of Service is not preceded by the incurrence of a period of 5 or more consecutive 1 year Breaks in Service.

                A possible restoration automatically will become an actual restoration, if no distribution has occurred with respect to the vested portion of the affected Participant's account deriving from Company Contributions.

                If distribution of all of a Participant's vested account deriving from Company Contributions has occurred, in order for a possible restoration to become an actual restoration, the Participant must repay the full amount of the distribution. Such repayment may be made no later than the later of: the end of the 5 year period following distribution, or the end of the Vesting Computation Period within which the Participant has the 5th of 5 consecutive

                                     VIII-2

                1 year Breaks in Service. In the event the Participant repays the distribution within the time allowed, Company shall add the amount of repayment to the amount in the Participant's account.

                An actual restoration shall occur on the date as of which Company Contributions, if any, would be allocated, coincident with or next following the fulfillment of all conditions required for restoration, and such date shall be termed the "Restoration Date".

                The Restoration Amount shall be derived from Company contributions, which shall accrue as of the Restoration Date. Said company Contributions shall be paid no later than the Plan Year following the end of the Plan Year in which the contribution is accrued, notwithstanding any absence of profits of Company.

                No repayment by any Participant and no Restoration Amount shall constitute Annual Additions under the Plan.

                It shall be the duty of the Plan Administrator to give timely notification to any rehired Employee, if such Employee is eligible to make repayment, of his right to make repayment.

                In the event a restoration of a Participant's account following forfeiture occurs, service performed both prior to and subsequent to the forfeiture shall be credited, to determine his vested interest in his entire account derived from Company contributions.

                If an Employee has the right to repay a distribution, service performed prior to forfeiture may not be disregarded, whether or not repayment is made, for purposes of determining the Participant's vested interest in account allocations made subsequent to the date of forfeiture.

                If an Employee is rehired prior to a 1 year Break in Service, and if no distribution has been made to such Employee in accordance with Subparagraph 8.1(b), for purposes of determining the Employee's vested interest in both his pre-termination and post-termination account allocations under the Plan, service performed prior to termination shall be taken into account.

                If an Employee completes a Year of Service after a Break in Service consisting of 5 or more consecutive 1 year Breaks in Service, whether or not a distribution has been made to such Employee, for purposes of determining the

                                     VIII-3

                Employee's vested percentage in his account allocated to him before such break, post-break Years of Service shall not be credited, but pre-break Years of Service shall be credited to determine the Employee's vested percentage in post-break account allocations, unless the rule of parity provided in Subparagraph
                8.2 (a) applies.

         8.2 For purposes of determining Years of Service under Paragraph 8.1 above, all Years of Service with the Company are to be credited for purposes of vesting, except:

           (a) Years of Service prior to any period of consecutive 1 year Breaks in Service, if the Employee was not vested in benefits deriving from Company Contributions at the time he incurs a period of consecutive 1 year Breaks in Service, and his number of consecutive 1 year Breaks in Service equals or exceeds the greater of 5 or the aggregate number of his Years of Service, whether or not consecutive, completed before such period of consecutive 1 year Breaks in Service.

           (b) Years of Service prior to any period of consecutive 1 year Breaks in Service, until the Participant has completed 1 year of Service after such period.

         8.3 The nonforfeitable account of a Participant shall be the product of his vested percentage times his account balance. If the vesting schedule of the Plan is or has been amended, for all Plan Years beginning with the Plan Year in which the amended vesting schedule is effective, the vested percentage of a Participant's account balance shall be computed in accordance with the amended schedule.

           However, at no time after the date of adoption of an amended vesting schedule (or the effective date, if later) shall a Participant's nonforfeitable amount be less than an amount ("V") determined by the formula: V = (A x C(1)) + (B x (C(2) - C(1)). For purposes of applying the formula: A is the vested percentage at the date of adoption of an amended vesting schedule (or its effective date, if later), B is the vested percentage at any time after the amendment, computed in accordance with the amended vesting schedule, C(1) is the account balance at the date of adoption of the amended vesting schedule (or its effective date, if later), and C(2) is the account balance at any time subsequent to the date or adoption (or its effective date, if later).

         8.4 A Participant having at least 5 Years of Service with the Company, prior to the expiration of the election period described below, may elect to have his vested portion computed under the Plan, without regard to any subsequent amendment to the vesting schedule. An amendment to the vesting schedule includes any

                                     VIII-4
amendment which directly or indirectly affects the computation of the vested percentage of an Employee's account balance, and includes any change resulting from the operation of Paragraph 18.4. Such an election shall be irrevocable, and must be filed with the Plan Administrator no later than 60 days after the day the Plan amendment is adopted, or becomes effective, or the Participant is issued written notice of the amended vesting schedule by the Plan Administrator (whichever last occurs). In the event that a Participant makes the election as hereinabove provided, the vesting schedule in effect prior to the amendment of the vesting schedule shall apply to determine the vested percentage of such participant's account.

Notwithstanding the above, no election shall be permitted if the vesting schedule in effect prior to the amendment did not satisfy the requirements of Internal Revenue Code Section 411(a) (2), unless under such schedule all Participants are at least 50 percent vested after 10 Years of Service and 100 percent vested after 15 Years of Service. Furthermore, no election shall be allowed to any Participant whose vested percentage under the Plan, as amended, cannot be less at any time than such percentage determined without regard to such amendment.

         8.5 Any Participant who has terminated employment or who is no longer a member of an eligible class of Employees, and who is entitled to a deferred vested benefit under the Plan, and who has not received a distribution of such benefit by the end of the Plan Year following the Plan Year in which such termination of employment or eligibility occurred, shall be given notification of the following by the Plan Administrator: the amount of his vested benefit, the amount of his pre-retirement death benefit, the Normal Retirement Date of the Plan, any benefits which are forfeitable if the Participant dies before a certain date, and such other information as may be prescribed by regulations issued by the Secretary of the Treasury or his delegate.

                                     VIII-5

                                     ARTICLE NINE

                                 PAYMENT OF BENEFITS



         9.1 When a participant's employment is terminated or where a 1 year Break in Service has occurred, the Plan Administrator shall determine his interest, and if the full amount of his vested interest is not to be distributed immediately to the Participant, the Plan Administrator shall cause such Participant's interest to continue to be separately accounted for on the books and records of the Plan. Until the full amount of his vested interest shall have been distributed to the Participant in accordance with the terms hereof, there shall be added to the balance of such Participant's account the income earned by his account. The Plan Administrator may direct the trustee to place the value of such account in one or more federally insured bank or savings and loan accounts (including certificate of deposit accounts) in the name of the Trustee in trust for said Participant, in which case the interest shall be credited to his account at such times as are provided by the account but at least annually. In the absence of such direction, Trustee, in its discretion shall invest the account proportionately as Trustee determines and income and loss shall be allocated as provided in Subparagraph 4.5(b). The Trustee may charge against such account a prorate portion of the fees and expenses incurred in the administration of the Plan.

         9.2 Payments by Trustee to any Participant of such Participant's entire interest hereunder shall begin on the first day of the month following the latest to occur of:

           (a)  the Normal Retirement Age; or

           (b) The Plan Anniversary Date coinciding with or following termination of service with Company. However, in no event shall such payments commence after April 1st of the calendar year following (a) the calendar year in which he attains age 70 1/2, or (b) in the case of a Participant who is not a 5 percent owner (as defined in Subparagraph 2.1(t)), the calendar year in which he retires, whichever is the later. Notwithstanding anything herein to the contrary, clause (b) above shall not apply in the case of an employee who is a 5 percent owner (as defined in IRC section 416 (i) (1) (B)) at any time during the 5-plan-year period ending in the calendar year in which the employee attains age 70 1/2. If the employee becomes a 5 percent owner during any subsequent plan year, the required beginning date shall be April 1 of the calendar year following the calendar year in which such subsequent plan year ends.

  Trustee may make payments at an earlier date than hereinabove set forth as directed by the Plan Administrator for reasons of death, disability, early retirement or termination of service; provided, however, that all Participants shall be treated alike under like circumstances.

  A Participant may make an election to defer commencement of payment of benefits beyond the latest of the dates given above, provided that the election is made in writing, signed by the Participant and submitted to the Plan Administrator prior to the close of the Plan Year following which payment of benefits would otherwise commence. The election shall describe the mode of payment of the benefit and the date on which the payment of such benefit will commence. If payment is to be other than in the form of a qualified joint and survivor annuity the decision of the Plan Administrator as to the form in which the benefit shall be payable shall be required as provided in Subparagraph 9.3(c). In no event may an election be made which would violate the restrictions contained in Subparagraph 9.3(c) or which would defer commencement of benefits beyond the taxable year of the Participant in which he attains 70 1/2.

  If a Participant has separated from service with a vested benefit before the first day of the next Plan Year after attaining his 55th birthday, he is entitled at that date to receive a benefit equal to the benefit to which he would be entitled at the Early Retirement Date.

 9.3 The Plan Administrator shall take action as may be necessary to provide a settlement of Participant's account. All payments hereunder shall be made in cash, securities or such other property as the Plan Administrator may determine in its sole and absolute discretion. All modes of settlement, basic and optional, are available to Participants or Beneficiaries under Article 5, 6 and 7 as provided herein. Payments made under Article 8 shall be in the form of complete lump sum payments only.

          (a) The basic mode of settlement for a Participant married on the date benefits commence shall be a qualified joint and survivor annuity contract, providing for non-increasing payments of an actuarially equivalent value of the Participant's vested Account Balance derived from both Employer and Employee contributions. Benefits will be distributed in the form of a qualified joint and survivor annuity to a married Participant, unless both the Participant and his spouse elect not to have his benefits paid in that form. If the Participant is unmarried, benefits will be provided in the form of an annuity for the life of the Participant, unless the Participant elects not to receive benefits in that form.

                The term "Annuity Starting Date" shall mean (a) the first day of the first period for which an amount is payable as an annuity, or (b) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

                A qualified joint and survivor annuity is an annuity for the life of the participant with a survivor annuity for the life of his spouse which is not less than one half of, or greater than, the amount of the annuity payable during the joint lives of the participant and his spouse and which is the actuarial equivalent of a single annuity for the life of the Participant.

                The specific ratio of the survivor annuity to the joint life annuity shall be 100% unless the Participant requests otherwise in which case the ratio shall be determined by the Plan Administrator subject to the requirement that it be qualified.

                Participants with respect to which benefits shall be paid, absent a contrary election, in the form of a qualified joint and survivor annuity are those who:

                (1) Begin to receive payments on or after the qualified Early Retirement Date. The qualified Early Retirement Date shall be the latest of: (A) the earliest date under the Plan for early retirement, (B) the first day of the 120th month beginning before the Participant reaches the Normal Retirement Age, or (C) the date on which the Participant begins participation; or

                (2) Begin to receive payments on or after the Normal Retirement Date.

                If a Participant has not elected not to receive his benefit in the form of a qualified joint and survivor annuity, the spouse of such Participant if the participant dies under the circumstances described below, shall receive a survivor annuity for life payable at the later of Normal Retirement Date or 60 days after the date of death of the Participant. The spouse may elect not to receive the survivor annuity, as provided below. The amount of the survivor annuity shall be in the amount which can be purchased by the balance in the Participant's account at the time for commencement of payment of benefits but not less than the amount the spouse would have received had the Participant commenced receiving benefits at the later of Normal Retirement Age, or the day before his death in the form of a qualified joint and survivor annuity which provided a survivor annuity in an amount equal to the amount of the annuity payable during the joint lives of the Participant and his spouse.

                In no event, however, shall the spouse survivor annuity be in an amount greater than that which can be purchased by the balance in the Participant's account at the time for commencement of payment of such survivor benefit, less the proceeds of any Contract payable to a named person (other than the Trustee) who is not the spouse of the Participant.

                The spouse survivor annuity shall be paid, absent any contrary elections, if the Participant:

                (1) Dies on or after the Normal Retirement Age while employed by Company, or

                (2) Dies before beginning to receive benefits after separating from service on or after the Normal Retirement Age or the qualified Early Retirement Date but after satisfaction of eligibility requirements for the payment of benefits under the Plan.

          (b) During the election period described below the Participant, or his surviving spouse, may elect in writing not to receive benefits under the Plan in the basic mode of settlement, or the survivor annuity, as the case may be. In the event that the Participant or his spouse makes the above election any death benefits under the Plan shall be paid as provided in Article 7 and any retirement benefits shall be paid as provided under Subparagraph 9.3(c) below.

                The Plan Administrator shall furnish the married Participant in writing the following basic information:

                     A general description of the qualified joint and survivor annuity; the circumstances in which it will be provided unless the Participant elects not to have benefits provided in that form; the availability of such election; a general explanation of the relative financial effect on a Participant's benefit of such an election; and the availability of additional information to be furnished within 30 days from the date of the Participant's written request on the specific terms and conditions of the qualified joint and survivor annuity and the specific financial effect on the particular Participant of making the above election.

               The Participant must make such written request for additional information so that it be received by the Plan Administrator within 90 days prior to the commencement of benefits. Such basic information may be furnished to a married Participant at any time but even if the information has been previously provided, it must be furnished by mailing or personal delivery so as to be received on or about the later of 9 months before the married Participant reaches the qualified early Retirement Date or the date the married Participant begins participation in the Plan.

               The election period shall commence on the day the above basic information is furnished and shall end on the 60th day before the commencement of benefits. If the married Participant requests additional information as provided above the election shall be extended, if necessary, to include the 90 days following the day the requested additional information is personally delivered or mailed to the Participant.

               The Plan Administrator shall furnish the surviving spouse eligible for a survivor annuity a written explanation of the survivor annuity and of the amounts, forms, and recipients of payments available pursuant to the provisions of Article 7 of the Plan. Such information shall be furnished within 30 days after notification of the death of the Participant. The surviving spouse may elect to have benefits paid pursuant to the provisions of Article 7, in lieu of receiving the survivor annuity for which she is eligible. If such election is not made, the amount otherwise payable under Article 7 shall instead be payable to the surviving spouse pursuant to the provisions of this Paragraph. The period for making this spousal election shall commence on the day of the receipt of the above written explanation and shall end on the 30th day thereafter. The period for making the above election may be extended at the discretion of the Plan Administrator. Any election made by the Participant or his surviving spouse, as the case may be, may be revoked in writing during the applicable election period, and after such election has been revoked, another election may be made during the applicable election period.

          (c) If the married Participant elects not to receive payment in the form of a qualified joint and survivor annuity or if the Participant is not married at the time benefits commence, the Plan Administrator upon consultation with the Participant shall provide a settlement from among the optional modes of settlement provided below and in conformity with the following requirements. All modes of settlement, both basic and optional, shall have an equal present actuarial value at the time of commencement of payment. No optional settlement shall be allowed for payments due under Article 5 and 6 under which the actuarial present value of the payments to be made to the Participant is not more than 50% of the actuarial present value of the total payments to be made to the Participant and his Beneficiaries, except in the case of a distribution over the joint life and last survivor expectancy of the Participant and his spouse. No insurance contract distributed as provided below may permit the time, amount, or duration of payment to be not in conformity with the above restriction. At any time after payments commence but before the taxable year of the Participant following the taxable year in which he attains 70 1/2, a Participant may request and the Plan Administrator may permit a change in the optional mode of settlement.

                The following optional modes of settlement are provided:

                (1) Payment of all or (in the case of (5) below) part of the Participant's vested accrued benefit in a lump sum.

                (2) Payments over the lifetime of the Participant or the life of the Participant and his spouse.

                (3) Payments in annual, semi-annual, quarterly or monthly installments over a period certain not extending beyond the life expectancy of the Participant or beyond the joint life and last survivor expectancy of the Participant and his spouse, with such expectancy being computed by use of the expected return multiples contained in Treasury Regulation
                     Section 1.72-9, or, in the case of payments by Insurer, the period computed by use of the mortality tables utilized under the contract.

                (4) In the form of a non-transferable annuity Contract providing payments over a period described in (2) or (3) above in either non-increasing payments or at a rate which satisfies the requirements contained in subparagraph 9.3(d) below.

                (5)  Any combination of the above.

          (d) The timing and amount of any payment to be made (limited to the unpaid portion of a Participant's accrued benefit) under an optional mode of settlement shall be determined by the Participant or by Insurer whose payments are made under a Contract (subject to such rights as the Contract reserves to the Participant), subject to the following minimum distribution requirement: beginning in the later of the taxable year in which the Participant attains age 70 1/2, or in the case of a Participant who is not a Key-Employee in a Top-Heavy Plan the taxable year in which he retires, the amount to be distributed each year shall be no less than the lesser of the unpaid portion of the participant's accrued benefit or an amount equal to the quotations obtained by dividing the entire unpaid portion of the Participant's accrued benefit at the beginning of such year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and spouse (whichever is applicable)), determined in either case as of the Determination Date, that is the date the Participant attains age 70, or, if later, in the case of a Participant who is not a Key-Employee in a Top-Heavy Plan as of the age (counted in whole years) at the date the Participant retires, by use of the expected return multiples in Treasury Regulations Section 1.72-9, or in case of payments by Insurer or the period computed by use of the mortality tables utilized under the Contract, reduced by 1 for each taxable year commencing after the measurement date. However, no distribution need be made in any year, or a lessor amount may be distributed, if beginning with the year the minimum distribution requirement first applies, the aggregate amounts distributed by the end of any taxable year are at least equal to the aggregate of the minimum amounts required to have been distributed by the end of such year.

          (e) Any sums remaining payable under an optional mode of settlement at the death of a Participant, either before or after commencement of distributions to him, shall be paid to his Beneficiary as follows: If the Beneficiary is the surviving spouse, the spouse shall have available to him all methods of distribution permitted under Article 9; if the Beneficiary is other than a surviving spouse, unless distribution has commenced over a period certain in accordance with Subparagraph 9. 3 (c)
               (3) above, the entire balance remaining payable must be distributed within 5 Years after the death of the Participant. However, if distribution has commenced to the Participant under a method of distribution which takes into account the life or life expectancy of the Participant's spouse, the 5 year period within which distributions must be completed will be measured from the later of the date of death of the

               Participant or his spouse. Further provided, however, that the 5 year distribution rule shall not apply if the Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method. Any written designation, if made, shall be binding upon the Plan Administrator notwithstanding the provision of 9.3.

          (f) Actuarial equivalence shall be determined by the Plan Administrator on the basis of consistently applied reasonable actuarial factors. Such factors shall be the same for all Participants retiring during the same Plan Year, but they may be adjusted from year to year in order to remain reasonable.

          (g) "Spouse" for purposes of any spouse survivor benefits payable under this Plan shall mean "the Spouse of the Participant on the date payment of benefits commences."

          (h) Notwithstanding anything to the contrary contained herein, no qualified joint and survivor annuity, and no qualified pre-retirement survivor annuity will be paid, and no optional mode of settlement will be available if the present value of such benefit does not exceed $3,500 prior to the Annuity Starting Date. Such value will be distributed in a lump sum immediately upon determination of the amount due on account of retirement (including disability retirement) or death. If the present value of such benefit exceeds $3,500, the written consent of the Participant and his spouse, if any, is required before the commencement of distribution of such benefits.

           9.4 A claim for benefits must be filed before payment of retirement, disability, or death benefits will commence. A claim shall be deemed filed when a Participant, or Beneficiary, in the case of death benefits, or their authorized representative, requests, orally or in writing, payment of benefits due under the Plan. The claim may be filed with the Plan Administrator; any officer of the Company; or if the Company has an organizational unit which customarily handles Employee benefit matters, with any person employed in such unit. In the event that a claim for benefits is filed, the Plan Administrator, within 90 days after the claim is filed, shall give notice of the decision on the claim; and if notice on the denial of a claim is not furnished, and the claim has not been granted within the 90 day claims Proceeding period, the claim shall be deemed denied for the purpose of processing to the review stage as hereinafter Described.

          (a) The 90 day time period mentioned above may be extended by the Plan Administrator for an additional 90 days if special circumstances require an extension of time for processing the claim. If an extension is required the Plan Administrator shall furnish written notice of the 90 day extension to the claimant prior to the termination of the initial 90 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

          (b) The Plan Administrator shall provide to every claimant who is denied a claim for benefits written notice setting forth:

                (1)  The specific reason or reasons for the denial,

                (2) The specific reference to the pertinent Plan provisions on which the denial is based,

                (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                (4) An explanation of the Plan's claim review procedure.

          (c) In the event that the claim of the Participant or Beneficiary is denied, the claimant or his duly authorized representative may request a review of the denied claim by means of a written application for review delivered to the Plan Administrator. Pursuant to this right to review, the claimant or his duly authorized representative may review pertinent documents and submit issues and comments in writing.

          (d) Any request for review of a denied claim must be filed no later than 60 days after the earlier of receipt by the claimant of written notification of denial of a claim, or the expiration of the 90 day claims processing period including any extension thereof.

          (e) In the event a request for review has been made as herein above provided, the Plan Administrator shall make a decision on the request for review within 60 days after the receipt by the Plan Administrator of the request for the review, unless special circumstances require an extension of time for processing the review, in which case the Plan Administrator shall render a decision as soon as possible, but in no event later than 120 days after the Plan Administrator has received the request for review.

               If an extension is required the Plan Administrator shall furnish written notice of the extension to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant in writing within the time for review and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based.

         9.5 If the Plan Administrator is unable after diligent search to locate a Participant or Beneficiary to whom a benefit is due under the provisions of this Plan, such benefit shall be forfeited on the last day of the Plan Year in which such search is concluded and such forfeiture shall be administered in accordance with Article 4. If a claim is made subsequently by such Participant or Beneficiary for the forfeited benefit, such benefit shall be restored in full.

                                    ARTICLE TEN

                                 SPENDTHRIFT CLAUSE



         10.1 The provisions of this Plan are intended as personal protection for the Participant. A Participant shall not have any right to assign, anticipate or hypothecate any assets held for his benefit, including amounts credited to his account, except as security for a loan from the Plan to the Participant. The benefits under this Plan shall not be subject to seizure, legal process or be in any way subject to the claim of the Participant's creditors, including, without limitation, any liability for contracts, debts, torts, alimony or support of any relatives, except that the Plan has the right to recover overpayments of benefits previously made to a Participant. None of the Plan's benefits or the Trust's assets shall be considered an asset of the Participant in the event of insolvency or bankruptcy.

         10.2 Notwithstanding the provisions of this Article the Plan Administrator and/or Trustee are hereby authorized to comply without objection to any court order pertaining to benefits in pay status with respect to alimony, separate maintenance, child support or division of property in the event of divorce, provided they have received an opinion from counsel that such compliance would not violate any federal law, jeopardize the qualification of the trust, or render the Plan Administrator or the Trustee liable to any Plan Participant or Beneficiary on account of such compliance.

                                 ARTICLE ELEVEN

                               INSURANCE CONTRACTS



         11.1 Trustee shall, within 60 days after being directed by the Plan Administrator, by uniform procedures applicable to all Participants, and with due regard to the preference of each Participant, purchase paid-up or annual premium life insurance, endowment, retirement income or annuity Contracts for the benefit of each Participant. Each Participant has the right to direct the Plan Administrator to have the Trustee purchase Contract(s) on his life, to specify the amount of premium on such Contract and type of Contract (subject to the limitations of this Article and the underwriting limitations of the Insurer selected by Trustee) or to waive any such purchase contemplated by the Plan Administrator. Trustee shall be the complete and absolute owner of all Contracts held in the trust and shall exercise all rights, options and privileges under or incident to the Contracts, including the privilege to designate the Beneficiary. Premiums shall be charged, and dividends, refunds or cash surrender values received under a Contract shall be credited to the account of the participant for whose benefit the Contract is held. Proceeds payable upon death shall be paid to the Beneficiary designated, in accordance with Article 7. The aggregate amount of the premium paid on all ordinary life insurance Contracts purchased for the benefit of any particular participant shall, at all times, be less than 50 percent of the total Company contributions and forfeitures used to reduce Company contributions allocated to such Participant's account, provided, however, if such Participant so elects and voluntary contributions are made by him, Contracts may be purchased for such Participant in excess of this limitation, if the premiums on such Contracts will be less than 50 percent of the total Company contributions and forfeitures used to reduce Company contributions allocated to the Participant's account plus voluntary contribution. The aggregate amount of the premiums paid on all term life insurance contracts purchased for the benefit of any particular participant shall, at all times, be less than 25 percent of the total Company contributions and forfeitures used to reduce Company contributions allocated to such Participant's account, provided, however, if such Participant so elects and voluntary contributions are made by him, Contracts may be purchased for such Participant in excess of this limitation, if the premiums on such Contracts will be less than 25 percent of the total Company contributions and forfeitures used to reduce Company contributions allocated to the Participant's account plus such voluntary contribution.

If any Company contributions to any Participant's account are applied to pay premiums on both ordinary life insurance and term life insurance policies, the total of the term life insurance premiums and one-half of the ordinary life insurance premiums shall be less than 25 percent of the total Company contributions and forfeitures used to reduce Company contributions allocated to such Participant's account, provided, however, if such Participant so elects and voluntary contributions are made by him, Contracts may be purchased for Participant in excess of this limitation, if the total of the term life insurance premiums and one-half of the ordinary life insurance premiums on such Contracts will be less than 25 percent of the total amount of Company contributions and forfeitures used to reduce Company contributions allocated to the Participant's account plus such voluntary contribution. Solely for purposes of computing the limitations contained in this paragraph, contributions made by Company prior to the end of the Plan Year shall be deemed allocated to specific Participant accounts.

         11.2 If at any time the Trustee shall be unable to pay all or any portion of the premiums for any reason, the Trustee shall be empowered in his sole and absolute discretion to borrow prorate all or any portion of the required payment from the Insurer on the security of the Contract, or to convert the Contract into a paid-up policy, or to cash in the Contract.

         11.3 Trustee shall convert the entire value of any life insurance Contract at or before retirement into cash or an annuity to provide periodic income, so that no portion of such value may be used to continue lifetime insurance protection beyond retirement, or Trustee may distribute the Contract to the Participant. If a Participant terminates employment prior to retirement such conversion shall take place no later than one year after the date any benefits would, if forfeitable, be forfeited pursuant to Paragraph 8.1, but if a distribution is made to such Participant prior to that time the Trustee shall, if directed by the Plan Administrator, distribute the Contract to the Participant. In the event that the Participant is less than 100% vested in his account balance at the time of distribution the Trustee shall, if so directed by the Plan Administrator, allocate the Participant's vested interest first to the cash value of the Contract after determining the total dollar value of his vested interest, with any value of his vested interest in excess of the cash value of the Contract to be allocated to the remaining portion of his account. If after making the above allocation, the Participant's vested interest in the contract is less than the total cash value, the Trustee shall, as directed by the Plan Administrator, either take a loan against the Contract for the amount of the non-vested cash value and then distribute the Contract, or sell the Contract to the Participant for an amount equal to the difference between the total cash value and the participant's vested interest therein.

In the event the Contract has no cash value, the trustee shall, when directed by the Plan Administrator, distribute the Contract to the terminated Participant if he so requests, whether or not such Participant is vested in all or any portion of his account.

                                      ARTICLE TWELVE

                       RIGHT TO ALTER, AMEND OR TERMINATE TRUST



         12.1 The Company shall have the right at any time to discontinue its contributions hereunder and to terminate or partially terminate this Plan and Trust. In the event that Company shall be legally dissolved, or declared bankrupt, shall make a general assignment for the benefit of creditors or merge into or with another company which shall not assume the obligations of this Agreement, this Plan shall automatically terminate.

In the event the Plan and Trust is automatically terminated as provided in above or in the event that subsequent to the voluntary termination of the plan by Company any of the events causing automatic termination occur prior to the final and complete distribution of assets from the Trust, Trustee shall automatically be vested with all rights, powers and duties otherwise reserved in this Agreement and Trust to Company. Plan Administrator and Named Fiduciary, including but not limited to the right to amend this Agreement and Trust, to liquidate the Trust, and to continue the Plan and Trust in force.

         12.2 The Company reserves the right to amend this Plan and Trust in writing at any time without the consent of any Participant or Beneficiary; provided, however, that no amendment to this Plan or Trust shall deprive any Participant or Beneficiary (including any Participant or Beneficiary who is already receiving benefits) of any vested interest herein except as may be allowed by Federal Law nor shall such amendment increase the duties or obligation of the Trustee herein except with his consent.

         12.3 This Plan may not merge or consolidate with, or transfer assets or liabilities to, any other plan unless each Participant in the Plan would, if the plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit that such Participant would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

         12.4 In the event of partial or complete termination of this Plan and Trust, or upon the complete discontinuance of Company contributions under the Plan, the Trustee shall when so directed by the Plan Administrator distribute the assets of the fund to the Participants affected or their Beneficiaries. The Plan Administrator may but is not required to grant each



                                     XII-1

Participant the right to elect in an irrevocable election to receive a complete distribution from his account. Failure to elect such a distribution shall constitute an irrevocable election to defer distribution until the times specified with regard to death, disability and retirement payments as provided in this Plan or in any successor Plan, and Trustee is hereby precluded from making distributions at any earlier time to any Participant who fails to elect complete distribution and whose employment with Company has not terminated. Said election shall take place during a period of time not exceeding 60 days prescribed by the Plan Administrator and communicated to Plan Participants. Alternatively, the Plan Administrator may direct that complete distributions be made to all participants affected or their Beneficiaries or that all distributions be made as set forth in the other provisions of the Plan and Trust. Distributions shall be made in cash, unless the Plan Administrator directs the Trustee to make distributions in securities or other property (including Contracts on the lives of Participants). In the absence of any direction to make distribution to all Participants and/or Beneficiaries, the Plan and Trust will continue in force, and distributions will be made in the same manner and under the same conditions as set forth in the Plan and Trust, and the Plan and Trust will not terminate until all the assets of the Trust have been distributed. It is the intent of the parties that the exempt status of the Trust under Section 501 of the Internal Revenue Code of 1986, as amended, will continue.

         12.5 Upon the date of termination of the Plan, partial termination of the Plan, or complete discontinuance of contributions, the rights of each affected Participant to the amount credited to his account at such time shall be fully vested, except as provided in Article 16. If any funds (other than Company contributions or forfeitures not required to be allocated to meet the liabilities of this Plan) have not been allocated prior to date of termination, partial termination, or complete discontinuance of contributions, such funds shall be allocated on the earlier of the date of liquidation or the Trust on the next regular allocation date pursuant to Paragraph 4.5, and subject to the limitations provided in Paragraph 4.3. Any investment earnings and realized or unrealized gains and losses subsequent to such allocation date shall likewise be allocated pursuant to Paragraphs 4.5 and 4.3, at least annually and, in any event, as of the date of final and complete distribution.

                                     XII-2

                                  ARTICLE THIRTEEN

                                        LOANS

         13.1 Trustee, upon application from any Participant, in accordance with a uniform nondiscriminatory policy, may make a loan or loans to such Participant.

         13.2 Loans will be limited to the lesser of:

                     (i) 1/2 of the present value of the Participant's nonforfeitable account balance (except that loans of up to $10,000 may be made to participants if these loans are adequately secured and are not in excess of the present value of the Participant's total accrued benefit);

                     (ii) $50,000 reduced by the maximum outstanding loan balance (if any) during the 12 month period ending on the day before the loan is taken.

         13.3 Loans must be made available to all Participants on a reasonably equitable basis and the availability shall be communicated to all Participants. Loans shall not be made available to Highly Compensated Employees in an amount greater than that made available to other Employees.

         13.4 A reasonable rate of interest shall be charged on each loan. What is reasonable depends on factors such as the amount of loan, adequacy of security, duration of loan, repayment schedule, current market conditions, variable or fixed rate of interest, what is customary in similar arm's length transactions in the community; ie, average rate charged by area commercial banks for the same type of consumer loan, and other economic and time factors.

         13.5 All loan agreements shall provide for repayment within five (5) years from the date of the loan, unless the loan is used to acquire the Participant's primary residence.

         13.6 All plans of all related businesses are to be combined for the purposes of maximum limits on loans.

         13.7 All loans must be evidenced by a written loan agreement signed by all relevant parties to the loan and evidenced by a promissory note of the borrower where the borrower personally guarantees the repayment of the loan and secures the loan on the Participant's account balance.

         13.8 A Participant's spouse must consent in writing for a Participant to use any part of his account balance as security


                                     XIII-1
for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period ending on the date the loan is made. The consent must acknowledge the effect of the loan and must be witnessed by a plan representative or notary public. The consent is binding with respect to the loan for which it is given, on any subsequent spouse. A new consent shall be required if the loan is revised, renegotiated, renewed or extended.


         13.9 Loans may not be made to Owner-Employees or Shareholder-Employees as defined in Code Section 1379.

         13.10 The loan document must provide for payments to be made at least quarterly in a level amount, which will fully amortize the loan over its duration.

         13.11 The Plan Administrator may provide for loans to be considered an asset of the Trust Fund or as an investment of the borrower's account. The Plan Administrator shall act consistently in making this determination.

         13.12 A loan will not be foreclosed and security attached before a distributable event occurs under the Plan. Any loan outstanding at the time a Participant receives a distribution, shall be repaid by offsetting the balance due (plus accrued interest and any costs) against the amount to be distributed.

         13.13 If a valid spousal consent has been obtained in accordance with
Section 13.8, and the Participant's spouse does not receive the Participant's entire vested benefits, then the vested benefits shall be reduced by the balance due before determining the benefit payable to the Participant's surviving spouse.

                                     XIII-2

                                    ARTICLE FOURTEEN

                                         TRUSTEE


         14.1 The duties and responsibilities of the Trustee are limited to those set forth in this Plan and Trust, and it shall be liable only for the safeguarding and administration of the Trust principal in accordance with the provisions of this Plan and Trust, except as otherwise provided by state or federal law. If at any time there is more than 1 Trustee, all of them will jointly manage and control the fund unless the responsibilities, obligations and duties specified in this Plan are allocated among them in accordance with the procedure set forth below. The Trustee shall discharge its duties with respect to the Plan solely in the interest of the Participants and the Beneficiaries and for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and defraying reasonable expenses of the Plan by administering the Plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         14.2 The Trustee shall maintain full and complete records of the administration of the Trust and shall be responsible for the management of the Trust operation and its administration.

The Company and Plan Administrator may examine such records from time to time during business hours. A Participant may also examine such records, as they relate to his interest in the Trust principal, at such time deemed reasonable by the Trustee.

         14.3 Within a reasonable time after each Plan Year, and within 90 days after its removal or resignation, Trustee shall file with the Company an account of its administration of the Trust during such year or from the end of the preceding Plan Year to the date of removal or resignation. Neither Company nor any other person shall be entitled to any further accounting by Trustee, except as provided by law.

         14.4 To the extent permitted by the Employee Retirement Income Security Act of 1974, Trustee shall be released from all liability to anyone as to any transaction shown in an account stated under Section 14.3 except those as to which the Company shall, within 90 days after the Trustee's filing of the account, file with Trustee a written statement setting forth in detail the items in or with respect to such account to which exception is taken. If such a statement is filed, Trustee shall, unless the

                                     XIV-1
matter be compromised with the Company, file its account in any court of competent jurisdiction for audit and adjudication.

         14.5 Upon separate agreement between Trustee and Company, the fund may be valued more frequently than annually for purposes of determining benefits or costs under the Plan. If such agreement is made, the provisions of Section 14.4 shall also apply with respect to each such valuation.

         14.6 The Trustee shall act at the direction of the Company and the Plan Administrator, and Company agrees to indemnify Trustee against any liability imposed as a result of a claim asserted by any person or persons where Trustee acted in good faith at direction of Company or the Plan Administrator. The Trustee is authorized on behalf of the Trust to execute the applications and any other documents required by an Insurer issuing Contracts on the lives of the Participants, and to exercise all of the rights, privileges and powers under such Contracts. Written notification to an Insurer setting forth the name of the Trustee hereunder shall be conclusive evidence for all purposes that the party so named is Trustee hereunder at the date of such notification. The signature of the Trustee shall be conclusive proof to the Insurer that the application is being made for the proper Contract and is in accordance with the terms of this Plan and Trust.

         14.7 The Trustee may consult with any legal counsel even through counsel for Company with respect to the construction of the Plan and Trust either as to its duties thereunder or with respect to any legal proceedings or questions of law, and will be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel. In addition, the Company at the request of or with the concurrence of the Trustee may employ such actuaries, accountants, specialists and other persons as the Company or Trustee deems necessary or desirable in connection with the administration of the Plan.

         14.8 A Trustee shall not be liable, either individually or as Trustee, for any losses resulting to the Plan arising from the acts or omissions on the part of a Co-Trustee or Investment Manager to whom responsibilities, obligations and duties have been allocated as to certain assets of the Fund. Any such allocation of responsibilities among Trustees and/or the appointment of an Investment Manager shall be made by the Named Fiduciary and evidenced by a writing executed by all of the Trustees, the Named Fiduciary and the Investment Manager, if any. Except as stated in the foregoing, in addition to any liability which the Trustee may have under any other section of this Plan, the Trustee with respect to the Plan shall be liable for breach of fiduciary duty of another Trustee (1) if such Trustee

                                     XIV-2
participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Trustee, including knowing such act or omission is a breach; (2) if, by such Trustee's failure to comply with the standards in performing its duties as set forth in Paragraph 14.1 hereof, in the administration of such Trustee's specific responsibilities which give rise to its status as a Trustee it has enabled such other Trustee to commit a breach;
(3) if such Trustee has knowledge of a breach by such other Trustee unless such Trustee makes reasonable efforts under the circumstances to remedy the breach.

         14.9 Trustee shall invest and reinvest the principal and income of the trust and keep the same invested without distinction between the principal and income.

         14.10 Trustee shall have the following powers in addition to the powers customarily vested in the Trustee by law and in no way in derogation thereof:

          (a) With any cash at any time held by it, to purchase or subscribe for any authorized investment, and to retain such authorized investment in trust.

          (b) To sell for cash or on credit, convert, redeem or exchange for another authorized investment, or otherwise dispose of, any authorized investment at any time held by it.

          (c) To maintain a cash reserve in such a manner as the Trustee shall deem advisable from time to time. Such cash reserve may consist of uninvested contributions or of the proceeds of the sale of the investments of the Trust, as the Trustee in its sole discretion may determine. Such cash reserve may be in a deposit account or invested in the savings department of the Trustee if any, or as Trustee may direct, in a bank, savings and loan association, building and loan association, or savings bank, including time deposits or certificates of deposit with maturities of less than or more than one year.

          (d) To exercise any options appurtenant to any authorized investment in which the fund is invested for conversion thereof into another authorized investment, or to exercise any rights to subscribe for additional authorized investment, and to make all necessary payment therefore.

          (e) To join in, consent to, dissent from, oppose or deposit in connection with the reorganization, consolidation, recapitalization, sale, merger, foreclosure, or readjustment of the finances of any corporations or properties in which the fund may be invested, or the sale, mortgage, pledge or lease on any such terms and conditions

                                     XIV-3
                 as it may deem wise; to do any act (including the exercise of options, making agreements or subscriptions, and payment of expenses, assessments or subscriptions) which may be deemed necessary or advisable in connection therewith; and to accept any authorized investment which may be issued in or as a result of any proceeding, and thereafter to hold the same.

            (f) To vote, in person or by general or limited proxy, at any election of any corporation in which the fund is invested, and similarly to exercise personally or by a general or limited power of attorney, any right appurtenant to any authorized investment held in the fund.

            (g) To sell, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the trust created hereunder, partition or exchange any real property which may from time to time or at any time constitute a portion of the fund either at public or private sale, for such prices and upon such terms as it may deem best and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance thereof and all assignments, transfers and other legal instruments, either necessary or convenient for passing the title and ownership thereof to the purchaser, free and discharge of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price.

            (h) To repair, alter, or improve any buildings which may be on real estate forming part of the fund, or to erect entirely new structures thereon.

            (i) To renew or extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights or foreclosure, to bid in property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefore, and in connection therewith to release the obligation on the bond secured by such mortgage; and to exercise and enforce in any action, suit or proceeding at

                                     XIV-4
               law or in equity any right or remedies in respect to any mortgage or guarantee.

          (j)  To purchase authorized investments at a premium or discount.

          (k) To employ suitable agents and counsel with respect to investment transactions and to pay their reasonable expenses and compensation.

          (l) To borrow or raise monies for the purpose of the Trust, in such amounts and upon such terms and conditions as Trustee in its absolute discretion may deem advisable, and for any sum so borrowed to issue its promissory note as Trustee, and to secure the repayments thereof by pledging or mortgaging all or any part of the fund, provided that loans and repayments shall be made prorata on all property and the Contracts of the same class or type. No person lending money to Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency or propriety of such borrowing.

          (m) To cause any investment in the fund to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees or to retain them unregistered or in form permitting transfer by delivery, if authorized by the Company, but the books and records of Trustee shall at all times show that all such investments are part of the fund, and Trustee shall be fully responsible for any misappropriation or defalcation in respect to any investment held by its nominee or held in unregistered form.

          (n) To do all acts which it may deem necessary or proper and to exercise any and all powers appurtenant to Trustee under this Plan and Trust, upon terms and conditions as to it may seem best for the best interest of the fund, except as otherwise provided by state or federal law.

          (o)  To purchase securities on margins and to rehypothecate same.

          (p) To purchase life insurance on the lives of the directors, principal officers, or other key personnel of the Company made payable to the Trust for the benefit of the fund.

         14.11 "Authorized investment" as used herein shall include stock (whether preferred or common), bank common trust funds (including those of the Trustee, if any), bonds, debentures, notes or other evidences of indebtedness or ownership (secured by mortgages including second mortgages or otherwise), put or call

                                     XIV-5
options to buy or sell securities (whether listed or unlisted on any exchange and whether covered or uncovered), any life insurance, retirement income, endowment or annuity contract in a legal reserve life insurance company authorized to do business in the state of domicile of the Trustee; and real and personal property of all kinds, including leaseholds on improved and unimproved real estate. Authorized investments shall not be limited to that class of investments which is specifically authorized as a legal investment for trust funds under the law of the state of domicile of the Trustee, but no investment shall constitute an Authorized investment if such investment is prohibited by governing local or federal law.

         14.12 The Trustee shall not cause the Plan to engage in any transaction if it knows that such transaction constitutes directly or indirectly a prohibited transaction as described in Section 406 and 407 of the Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code, or any amendments thereto, unless such transaction is excluded or exempted from the provisions of Section 406 and 407 or Code Section 4975, by Section 407 and 408, or Code Section 4975, any exemption issued thereunder, or any amendments thereto.

         14.13 The initial Trustee heretofore designated in this Agreement and Trust shall serve until his respective resignation, death, incapacity or removal. Whenever a vacancy shall exist among the Trustees, the Company shall if no Trustee remains or may if at least 1 Trustee remains name a successor Trustee who may be an officer or director of the Company or who may be an Employee, or who may be a person not employed by the Company. Whenever a successor Trustee shall be appointed, he shall immediately and automatically succeed to and become vested with the title to any trust assets theretofore vested in the Trustee that such successor Trustee is replacing and the title of such former Trustee shall automatically and immediately be extinguished. A successor Trustee shall likewise serve until his resignation, death, incapacity or removal. The Company shall always have the right to remove a Trustee for cause or without cause at any time. Any Trustee may resign at any time by giving the Company 10 days written notice in advance of such resignation.

         14.14 The Company shall pay all expenses of administering the Plan and Trust, which expenses shall include, but not be limited to, expenses incident to the functioning of those to whom the Company has delegated certain duties such as the payment of professional fees and consultants fees, and the costs of administering the Plan. Notwithstanding the above, if any expenses of administering the Plan and trust are not paid by Company, they may be paid from the Trust, at the direction of the Company.

                                     XIV-6

         14.15 The Trustee may be paid such reasonable compensation as shall from time to time be agreed upon by the Company and the Trustee, except that no Trustee who is a fulltime paid Employee of Company may be compensated for his services as Trustee. In addition, the Trustee shall be reimbursed for any reasonable direct expenses, including reasonable counsel fees (if specifically authorized in advance in writing by Company), properly and actually incurred by it in the administration of the Trust and not otherwise reimbursed. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust or the income thereof shall be paid from the Trust.

         14.16 The Company shall establish an investment policy to provide for the benefits provided under this Plan. In accordance with the foregoing, the Company shall determine whether the Plan has a short term need for liquidity, or whether liquidity is a long term goal, or whatever other investment policy should be followed, and communicate this to the Trustees or investment manager(s), so that the investment policy can be appropriately coordinated with Plan needs.

         14.17 The Named Fiduciary shall be responsible for and have the authority to control and manage the operation and administration of this Plan and Trust, although fiduciary and other responsibilities may be allocated to other parties by the Named Fiduciary by written notification to such parties of their responsibilities, and written acceptance by such parties of such responsibilities. Trustee responsibilities may be allocated only among Trustees or to an investment manager. An investment manager is any fiduciary, other than the Trustee or Named Fiduciary, who: (a) has the power to manage, acquire or dispose of any portion of the Fund; (b) is registered as an investment adviser under the Investment Advisers Act of 1940 or is a bank as defined in that Act or an insurance company qualified to perform the services described in subsection
(a) hereof; and (c) has acknowledged in writing that he is a fiduciary with respect to the Plan.

         14.18 Whenever the Trust has an investment in a common trust fund available only to Trusts qualified under Section 401(a) of the Internal Revenue Code of 1986 as amended, or the corresponding provisions of subsequent law of similar purpose, all of the provisions of the particular common trust fund declarations of trust, as amended from time to time, shall be deemed to be incorporated herein and be a part hereof.

         14.19 If at any time there is more than 1 Trustee hereunder, The Trustees need not call or hold meetings to make any decision or to take any action, but any decision may be made

                                     XIV-7
and any action may be taken by written documents signed by the Trustees then acting, or, if there are more than 2 Trustees, then by a majority of the Trustees then acting. However, any one Trustee, acting alone, will have the authority to sign checks, drafts, notes, insurance applications or any other documents on behalf of the Trustees and to perform purely ministerial acts. If at any time there is more than 1 Trustee hereunder, and if any difference of opinion at any time exists between or among the Trustees in respect of doing or omitting to do any act in the execution of the Trust, the opinion of the majority of the Trustees will prevail.

         14.20 A Trustee may be a Participant, but if any matter pertaining to his own particular Participation comes up for the action of the Trustee, such person will be disqualified to act upon the particular matter (unless he is the sole Trustee) and such matter will be resolved by the other Trustee(s).

                                     XIV-8

                                  ARTICLE FIFTEEN

                                      INSURER


         15.1 No Insurer issuing any Contract hereunder shall be deemed a party to this Plan and Trust or to be responsible for its validity. The obligations and responsibilities of an Insurer shall be measured and determined solely by the terms of its Contract and it shall not be required to do any act not provided for, or contrary to the provisions of its Contract.

         15.2 An Insurer shall not be required to look into the terms of the Plan and Trust or question any action of the Trustee nor shall it be responsible to see that any action of the Trustee is authorized.

         15.3 An Insurer may conclusively assume that the Trustee has full authority, and is acting within that authority, in any transaction concerning the Contracts, and shall be fully discharged from any and all liabilities for any action taken in accordance with the direction of the Trustee. In accepting application for Contracts, an Insurer has no responsibility for determining whether the Employee is eligible or whether the proper Contract is being applied for. In all transactions with the Trustee, an Insurer shall deal with it as though it were the sole and absolute owner of the Contracts. one Trustee's signature is sufficient in all matters regarding insurance transactions.

         15.4 An Insurer shall be fully protected from any liability for any action taken prior to receiving notice of any amendment or termination of this Agreement and Trust, or for dealing with any prior Trustee prior to receiving notice of appointment of a successor Trustee.

                                  ARTICLE SIXTEEN

                              NO REVERSION TO COMPANY



         16.1 No part of the principal or income or other assets of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries and the Company shall not be entitled to receive back any part of its contribution to the Trust, except as provided in the remaining Paragraphs of this Article.

         16.2 Company contributions are conditioned on initial qualification of the Plan under Internal Revenue Code Section 401 and if the Plan does not qualify such contribution shall be returned to Company within 1 year after the date of denial of initial qualification of the Plan.

         16.3 Company contributions are conditioned on the deductibility of the contribution under Internal Revenue Code Section 404 and to the extent any deduction is disallowed, such contribution shall be returned to Company within 1 year after the date of disallowance of the deduction.

         16.4 In the case of a Company contribution made by reason of a mistake of fact, such contribution shall be returned to Company within 1 year after the payment of the contribution. Mistakes of fact shall include but not be limited to arithmetical errors in calculating the amounts to be contributed to the Plan under the contribution and allocation sections of the Plan.

         16.5 The Company reserves the right to recover at the termination of this Agreement and Trust any balance remaining in the Trust due to erroneous actuarial computations after the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under this Plan and Trust. A balance due to erroneous actuarial computations is the surplus arising because actual liabilities differ from expected liabilities. Any funds held in a suspense account required to prevent violations of the limitations on annual additions and benefits established by Internal Revenue Code Section 415 and which are not required to be allocated at time of termination to satisfy the liabilities of the Plan shall be considered a balance due to erroneous actuarial computations.

         16.6 The amount which shall be returned to Company as provided in Paragraph 16.3 and 16.4 is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the amount of the deduction. Earnings

                                     XVI-1
attributable to the excess contribution shall not be returned to Company, but losses attributable thereto shall reduce the amount to be so returned. Furthermore, no excess contribution shall be returned to Company to the extent that such reversion would cause the balance of the account, derived from Company contributions, of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed.

                                     XVI-2

                                 ARTICLE SEVENTEEN

                           DIRECT TRANSFERS AND ROLLOVER


         17.1 If a Participant shall be entitled to receive benefits under this Plan pursuant to Article 5, 6 and 7 or 8 above, the Trustee, at the direction of the Plan Administrator, may transfer the Participant's vested benefits under this Plan directly to the Trustee of a Plan and Trust qualified pursuant to
Section 401 of the Internal Revenue Code of 1986 or any successor provisions thereof, of the Participant's current or new employer if the following conditions are satisfied:

           (a) the Trustee of the other plan shall be authorized to accept the benefits under this Plan; and

           (b) the value of the Participant's transferred assets shall be separately accounted for in the other Trust; and

           (c) the Participant's transferred assets shall not be forfeitable or reduce in any way the obligation of the employer receiving benefits from this Plan.

The Trustee of this Plan is authorized to accept, at the direction of the Plan Administrator, assets for the benefit of an Employee upon the conditions as set forth above from a trustee of another plan and trust maintained by either a corporate or non-corporate Plan sponsor qualified pursuant to Section 401 of the Internal Revenue Code of 1986 or any successor provisions thereof.

         17.2 With the permission of the Plan Administrator any Employee who is a member of a class of Employees eligible to participate may make a Rollover Contribution to the Trustee at any time. The Trustee shall credit the fair market value of any Rollover Contribution to the account of the contributing Employee as of the date of the Rollover Contribution is made. For purposes of the Plan's vesting provisions a Rollover Contribution shall be considered to be an Employee Contribution and shall be 100% vested on the date of contribution.

The term "Rollover Contribution" is defined as the contribution of a Qualifying Rollover Distribution on or before the 60th day immediately following the day the contributing Employee receives the Qualifying Rollover Distribution.

The term "Qualifying Rollover Distribution" is defined as:

                                     XVII-1

           (a) Any portion of the property received from a qualified plan and trust, provided that the balance to the credit of an Employee reduced by any Employee contributions has been paid to him in one or more distributions

                 (1) within one taxable year of the Employee on account of the termination of a qualified plan or, in the case of a profit-sharing or stock bonus plan, a complete discontinuance of contributions under such plan; or

                 (2) which constitute a lump sum distribution within the meaning of Section 402 (e) (4) (A) [determined without reference to Section 402 (e) (4) (B) and (H) ] of the Internal Revenue Code of 1986.

                 In the case of a distribution of property other than money from a qualified plan and trust, except for the proceeds from the sale of such property (including appreciation from date of distribution) other property (including money) may not be substituted in making a Rollover Contribution; or

           (b) The entire amount (including money and any other property) in an Individual Retirement Account, Individual Retirement Annuity, or Individual Retirement Bond (as defined in Sections 408 and 409 of the Internal Revenue Code of 1986) maintained for the benefit of the Employee making the Rollover Contribution, which amount has been distributed from such Individual Retirement Account, Individual Retirement Annuity or Individual Retirement Bond. Such amount will constitute a Qualifying Rollover Distribution only if the amount in such Individual Retirement Account, Individual Retirement Annuity, or Individual Retirement Bond is solely attributable to a Rollover Contribution made by the Employee from his interest as a Participant in a trust described in Section 401(a) of the Internal Revenue Code of 1986 or an annuity plan described in
                 Section 403(a) of the Internal Revenue Code of 1986 plus the earnings thereon; but

           (c) In no case does a Qualifying Rollover Distribution include any amount which is attributable to a distribution from a trust or annuity plan if the Employee who received the distribution was an Employee within the meaning of Section 401(c) (1) of the Internal Revenue Code of 1986 at the time contributions to such trust or annuity plan were made on his behalf.

         17.3 No assets transferred to this Plan in accordance with the provisions of this Article shall be considered Employee

                                     XVII-2
contributions for purposes of Subparagraph 2.1(d) and Paragraph 4.2.

         17.4 Distribution of said assets shall follow the general provisions of the Plan for distribution of the Participant's account derived from employer contributions.

         17.5 The specific assets transferred to the Plan shall be general assets of the trust, subject to the general investment powers of the Trustees (or the Participants, if such powers have been granted them).

         17.6 For purposes of valuing gains and losses in the account(s) maintained for transferred assets, the provisions of Paragraph 4.5 shall apply. Premiums on any insurance policies transferred to the Plan may be paid from the account established for employer contributions, subject to the limits of Paragraph 11.1. In the event of said premium payments, an equitable share of increases in Cash Value from the date of transfer shall be allocated to the account established for employer contributions. Said equitable share shall be equal to the difference between the actual Cash Value of the policy and the Cash Value the policy would have had if it had been placed in reduced paid-up status.

                                     XVII-3

                                   ARTICLE EIGHTEEN

                          DETERMINATION OF TOP-HEAVY STATUS



         18.1 In determining whether or not this Plan is Top-Heavy or Super Top-Heavy for any Plan Year, the following calculations shall be made:

           (a) In the case of a defined benefit plan, a Participant's present value of accrued benefit shall be determined as of the most recent valuation date used for computing plan costs which is within a 12 month period ending on the Determination Date, as if the individual terminated service as of such valuation date. In the first year of a Plan, however, the accrued benefit shall be determined as if the individual terminated service as of the Determination Date. The assumptions used for the calculation shall be the interest and post-retirement mortality assumptions used in determining Actuarial Equivalence. The benefit valued is that payable at Normal Retirement Date (or attained age, if later). Employee contribution accounts shall be included in determining the value of benefits.

           (b) In the case of a defined contribution plan, a Participant's account balance (including accounts for Employee contributions) as of the Determination Date is the sum of:

                 (1) his account balance as of the most recent valuation occurring within a 12 month period ending on the Determination Date;

                 (2) an adjustment for any contributions due as of the Determination Date.

                      In the case of a plan not subject to the minimum funding requirements of Internal Revenue Code Section 412 such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year. In the case of a plan that is subject to the minimum funding requirements, the account balance shall also be adjusted to include contributions allocated as of a date not later than

                                    XVIII-1
                    the Determination Date, even though those amounts are not yet required to be contributed.

                    Also, the adjustment shall reflect the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Internal Revenue Code Section 412 (c) 10);

               (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the 4 preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes to the extent that such distributions are already included in the Participant's present value of accrued benefit or account balance as of the valuation date;

               (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's account balance;

               (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer made to another plan as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's account balance; with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's present value of accrued benefits or account balance,

                                    XVIII-2
                     irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                In determining whether or not rollovers or plan-to-plan transfers are made to the same or another Employer, all Employers aggregated under Internal Revenue Code Sections 414(b), (c) or (m) are treated as the same Employer.

                In calculating the accrued benefits or account balances of Participants there shall not be considered any benefit or account balances of any Participant who is not a Key-Employee but who in any prior year was a Key-Employee.

          (c) In the case of both a defined benefit plan and a defined contribution plan, a Participant's accrued benefit or account balance shall be increased by:

                (1) any plan distributions made within the Plan Year that includes the Determination Date, or within the four preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for Top-Heavy purposes, to the extent that such distributions are already included in the Participant's present value of accrued benefit or account balance as of the valuation date;

                (2) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's account balance;

                (3) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer made to another plan as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollover or plan-to-plan transfer accepted after December 31, 1983 as part of the Participant's account balance. However, any rollover or plan-to-plan transfer accepted prior to January 1, 1984 shall

                                    XVIII-3
                      be considered as part of the Participant's account balance;

                 (4) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's present value of accrued benefits or account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                 In determining whether or not rollovers or plan-to-plan transfers are made to the same or another Employer, all Employers aggregated under Internal Revenue Code Sections 414
                 (b), (c) or (m) are treated as the same Employer.

            (d) In calculating the accrued benefits or account balances of Participants, there shall not be considered any benefit or account balances of any Participant who is not a Key-Employee but who in any prior year was a Key-Employee.

            (e) For Plan Years commencing after December 31, 1984, in calculating the accrued benefits or account balances of Participants, there shall not be considered any benefit or account balance of any individual who has not performed any service for the Company (other than benefits under the Plan) at any time during the five year period ending on the Determination Date.

         18.2 If Company maintains more than one plan, the plans shall constitute an Aggregation Group provided the following conditions are satisfied:

            (a) Each plan of Company in which a Key Employee is a Participant, including any terminated plan and each other plan of Company which enables any plan in which a Key-Employee participates to meet the requirements of Internal Revenue Code Sections 401 (a)
                 (4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                 In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a

                                    XVIII-4

                  Top-Heavy Plan if the Aggregation Group is not a Top-Heavy Group.

            (b) Company may by execution of a written resolution provide for the creation of a Permissive Aggregation Group to consist of the Required Aggregation Group and any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Internal Revenue Code Sections 401(a) (4) or 410. If the Permissive Aggregation Group is not Top-Heavy no plans in the Group will be considered Top-Heavy.

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group.

            (c) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

            (d) A Top-Heavy Group is an Aggregation Group in which, as of the Determination Date, the sum of the present value of accrued benefits of Key Employees under all defined benefit plans included in the group, and the account balances of Key-Employees under all defined contribution plans included in the group, exceed 60 percent of a similar sum determined for all Participants.

         18.3 In determining whether or not an Employee is a Key-Employee, the following shall apply:

            (a) An officer shall be an administrative executive in regular and continued service. If the number of Employees of all the employers aggregated under Internal Revenue Code
                  Sections 414(b), (c) or (m) is less than 30 employees for a particular year, no more than 3 individuals shall be treated as Key-Employees for that year by reason of being officers. If the number of Employees of all organizations aggregated under Internal Revenue Code Sections 414(b), (c) or
                  (m) is greater than 30 but less than 500 for a particular year, no more than 10 percent of the number of Employees will be treated as Key-Employees for that year by reason of being officers. If the number of Employees of employers aggregated under Internal Revenue Code Sections 414(b), (c) and (m) exceed 500 for a particular year, no more than 50 Employees are considered as Key Employees for that year by reason of being officers. This limited number of officers is comprised of the individual

                                    XVIII-5
                 officers, selected from the group of all individuals who were officers in the current Plan Year or any one of the four preceding Plan Years, who had the largest annual compensation in that five-year period.

            (b) An individual who is a "one percent owner" shall be considered as having compensation of more than $150,000 based on the definition of compensation contained in Article 4 herein used for purposes of computing limits on maximum contributions or benefits, but contributions more on behalf of a Self Employed Individual shall be excluded from the definition of compensation.

         18.4 In any Top-Heavy Plan Year, a Participant shall have a nonforfeitable right to a percentage of his accrued benefit derived from Company contributions determined as follows:

            Years of Service                  Vested Percentage
            ----------------                  -----------------

            Less than  2  years                           0%
                       2  years                          20%
                       3  years                          40%
                       4  years                          60%
                       5  years                          80%
                       6  years                         100%

Notwithstanding the above, the vesting schedule contained in this Paragraph shall not apply in any Top-Heavy Plan Year if the vesting schedule contained elsewhere herein provides for equal or more rapid vesting at every year shown on the schedule, nor shall it apply if the Plan otherwise provides for 100 percent vesting after 3 or fewer Years of Service.

         18.5 The vesting schedule applicable to any Top-Heavy Plan Year shall not apply to any Employee who does not have an hour of service after the Plan becomes Top-Heavy. His vested interest shall be determined under the vesting provision of the Plan as in effect on the date of his last hour of service.

         18.6 In any Top-Heavy Plan Year an eligible Participant who is a Non-Key Employee shall receive no less than either a minimum contribution to a defined contribution plan equal to the lesser of 3% of compensation or the largest percentage of compensation provided on behalf of any Key-Employee or a minimum accrual in a defined benefit plan equal in value to an accrued benefit at any point in time of 2% of his Average Annual Compensation for the five consecutive years in which his compensation was highest times his Years of Service for benefit accrual beginning on or after January 1, 1984 and during which the Plan was Top-Heavy up to a maximum of 20%, payable at Normal Retirement Date in the form of a straight life annuity. If a

                                    XVIII-6

Non-Key Employee is a Participant in both a defined benefit plan and a defined contribution plan which are Top-Heavy the Participant shall receive no less than either a defined contribution minimum equal to 5% of compensation or the defined benefit minimum accrual described above (but not including a 2% accrual and reducing the 20% maximum by 2% for each Top-Heavy Plan Year during the first 10 Top-Heavy Plan Years in which the minimum 5% contribution is made on his behalf to a defined contribution plan). Compensation for purposes of the defined benefit minimum benefit shall not include compensation after the last Plan Year in which the Plan is Top-Heavy and shall be compensation as defined in Article 4 for purposes or computing limits on maximum contributions or benefits.

For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan; and (3) been excluded from participation because of their level of Compensation.

         18.7 In the case of a Participant in a defined benefit plan, in no case will the operation of the Top-Heavy rules, including rules applicable to Super Top-Heavy Plans, pertaining for example and not by way of limitation to the definitions of the Defined Benefit Plan Fraction or Defined Contribution Plan Fraction, effect a reduction in the Participant's accrued benefit. However, the mere application of the rules for establishing which Plan is primary in assuring compliance with Section 415 of the Code in the case of a Participant in both a defined benefit plan and a defined contribution plan shall not be considered as effecting a reduction in an accrued benefit.

                                    XVIII-7

                                  ARTICLE NINETEEN

                             MISCELLANEOUS PROVISIONS



         19.1 Purpose: This Agreement and Trust which is created is purely voluntary on the part of the Company, and the Company may change or discontinue payments hereunder at any time or from time to time as the Company may decide; provided, however, that such discontinuance of payment or termination is approved as required by federal law. Except as otherwise provided by federal law, neither the establishment of the Agreement and Trust nor any modification hereof, nor the creation of any fund or account, nor the payment of any benefit, shall be construed as giving any person whomsoever any legal or equitable right against the Company or the Trustee, but any and all claims or rights arising under this Agreement and Trust shall be expressly limited in enforcement to the assets of the Trust fund, and in those instances where a Contract has been issued, the right to such benefits shall also be limited by the terms and conditions of the Contract. Nothing contained in this Agreement and Trust shall be construed or interpreted as giving any Employee the right to be retained in the service of the Company or shall affect or impair the right of the Company to control its Employees and to terminate the service of any Employee at any time.

         19.2 Headings: Headings or titles of Articles are for general information only and this Agreement and Trust shall not be construed by reference to such titles.

         19.3 Severability: If any provision of this Agreement and Trust is held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision, and this Agreement and Trust shall be construed and enforced as if such provision had not been included.

         19.4 The terms of this Trust shall be construed in accordance with the laws of the Trust Situs, except to the extent preempted by federal law.

         19.5 Binding Effect: This Agreement and Trust shall be binding upon and inure to the benefit of the Company and the Trustee, their successors and the Participants and their Beneficiaries in accordance with the terms of this Agreement and Trust.

         19.6 Construction: Whenever used in this Agreement and Trust unless the context indicates otherwise, singular shall include plural and the plural shall include singular; and the male gender shall include the female gender.

                                     XIX-1

         19.7 Termination: Upon the return of all contributions to the Company as provided in Paragraph 16.2 hereof, the Trust shall terminate, and the Trustee shall be discharged from all obligations under the Trust.

         19.8 Indemnification: The Company shall indemnify those to whom the Company has delegated fiduciary responsibilities against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

         19.9 Interpretation: Except as otherwise provided by federal law, in all matters concerning the interpretation of this Agreement and Trust and the operation of the Plan and Trust, the decisions made by the Plan Administrator shall be final and conclusive upon all the parties. All such decisions shall apply uniformly to all Participants in like situations.

         19.10 Rules: The Plan Administrator may from time to time formulate and issue such rules and regulations, not inconsistent with the declared purposes and provisions of the Plan, as the Plan Administrator may deem necessary to administer and carry out the Plan and Trust. No such rule or regulation will be ineffective by reason of the fact that such rule or regulation may amend the purely administrative provisions of the Plan or conform to any change in the Plan as may be made by amendment.

         19.11 Conformity with federal Law: This Agreement and Trust shall at all times be construed and administered so as to conform to the requirements for qualification under the Internal Revenue Code of 1986, as amended, as well as to conform to the requirements of all governing federal law and the Agreement and Trust shall be deemed amended automatically to conform to such legal requirements, to the extent necessary.

         19.12 Controlled Group: For purposes of interpreting and administering Plan provisions required for tax qualification under Internal Revenue Code
Section 401, including Plan provisions relating to participation, vesting, benefit accrual, and limitations on benefits and contributions, all employees of all entities which are members of a Controlled Group of entities, as defined in Internal Revenue Code Section 414(b) and (c), and/or which are members of an Affiliated Service Group as defined in Internal Revenue Code Section 414 (m), shall be treated as if employed by a single employer.

          For purposes of determining years of Service for eligibility and vesting purposes for any Employee or former Employee of Company, service with any entity which is a member of a Controlled Group



                                     XIX-2
          or an Affiliated Service Group in which Company is included shall be considered service with Company. In determining service for purposes of benefit accrual for any Employee or former Employee of Company, service during any Plan Year in which an Employee was a Participant in a Plan maintained by a member of a Controlled Group or an Affiliated Service Group in which Company is included shall be taken into account.

         19.13 Successor Company: Any successor organization of Company may adopt this Plan and Trust, with the written consent of Company, if then in existence. Such successor shall thereby succeed to all the rights, powers, and duties of Company hereunder.

         IN WITNESS WHEREOF, Company and Trustee have caused this Agreement to be executed the day and date previously written.

ATTEST:                             PENNSYLVANIA SAVINGS BANK


                                    By:
---------------------------             -----------------------------------
Roseanne Pauciello,                     Vincent J. Fumo,
Secretary                               President


---------------------------             -----------------------------------
Gary Polimeno,                          Vincent J. Fumo,
Treasurer                               Trustee



                                        -----------------------------------
                                        Anthony Di Sandro,
                                        Trustee

                                     XIX-3

         The undersigned President of the above named Corporation does hereby certify that the foregoing are true and correct copies of the Cash or Deferred Profit Sharing Plan and Trust instruments, adopted by said Corporation and approved by its Board of Directors at a special meeting of the Directors.

         He further certifies that the Cash or Deferred Profit Sharing Plan and Trust instruments were duly executed by the Corporation and the Trustees named in said instruments.






                                                                          (SEAL)
                                             ----------------------------
                                             Vincent J. Fumo,
                                             President

                                     XIX-4

                             FIRST AMENDMENT TO THE AMENDED
                     CASH OR DEFERRED PROFIT SHARING PLAN AND TRUST
                            OF PENNSYLVANIA, A SAVINGS BANK



         Amendment made this 17th day of November, 1994 to the above Plan and Trust.

         WHEREAS, the Employer maintains the retirement plan and trust qualified for Federal income tax purposes; and

         WHEREAS, certain changes in the plan and trust are deemed advisable and desirable.

         NOW THEREFORE, the plan and trust is amended as follows to be effective January 1, 1994.

         1. 2.1(n) compensation is amended by adding the following paragraphs at the end thereof:

                  In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.


                  For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                     2. There is added to the plan a new Article XX. Article XX provides the following:

                        This Article applies to distributions made on or after
                  January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election, under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                        a. Eligible rollover distribution: An eligible rollover
                  distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distributions does not include: any distribution that is one of a series of substantially equal periodic payments not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        b. Eligible retirement plan: An eligible retirement plan
                  is an individual retirement account described in section 408(b) of the Code, an individual retirement annuity described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of the eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        c. Distributee: A distributee includes an employee or
                  former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the code, are distributees with regard to the interest of the spouse or former spouse.

                        d. Direct rollover: A direct rollover is a payment by
                  the plan to the eligible retirement plan specified by the distributee.

3. Articles 12.1 and 12.2 are deleted in their entirety and restated as follows:

                  12.1 The Company, through its duly elected Board of Directors, shall have the right at any time to discontinue its contributions hereunder, and to terminate or partially terminate this Plan and Trust. In the event that Company shall be legally dissolved, or declared bankrupt, shall make a general assignment for the benefit of creditors, or merge into or with another company which shall not assume the obligations of this Agreement, this Plan shall automatically terminate.

                        In the event the Plan and Trust is automatically terminated as provided above, or in the event that subsequent to the voluntary termination of the plan by Company, any of the events causing automatic termination occur prior to the final and complete distribution of assets from the Trust, Trustee shall automatically be vested with all rights, powers and duties otherwise reserved in this Agreement and Trust to Company, Plan Administrator and Named Fiduciary, including but not limited to the right to amend this Agreement and Trust, to liquidate the Trust, and to continue the Plan and Trust in force.


                  12.2 The Company, through its duly elected Board of Directors, reserves the right to amend this Plan and Trust in writing at any time without the consent of any Participant or Beneficiary; provided, however, that no amendment to this Plan or Trust shall deprive any Participant or Beneficiary (including any Participant or Beneficiary who is already receiving benefits) of any vested interest herein, except as may be allowed by Federal Law, nor shall such amendment increase the duties or obligations of the Trustee herein except with his consent. Further provided, that to the extent required by Federal Law, subject to regulations issued by the Secretary of the Treasury, no amendment to this Plan and Trust shall be permitted which has the effect of: (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy for a Participant who satisfied (either before or after the amendment) the pre-amendment conditions for the benefit or subsidy, or (b) eliminating an optional form of benefit, in both cases with respect to benefits attributable to service before such amendment.



         IN WITNESS WHEREOF, Pennsylvania Savings Bank has caused this Amendment to be executed by its duly authorized officers the date above written.

 ATTEST:                                SAVING BANK

/s/ Rosanne Pauciello                   BY: /s/ Anthony Di Sandro
------------------------------              ----------------------------------
Rosanne Pauciello                            Anthony Di Sandro
 Secretary                                   President

                                    AMENDMENT
                                       TO
                 CASH OR DEFERRED PROFIT SHARING PLAN AND TRUST
                                       OF
                            PENNSYLVANIA SAVINGS BANK


         WHEREAS, Article 12 permits the Employer to amend the Plan,

         WHEREAS, the Employer has determined that it is advisable to amend the Plan to permit directed investment accounts,

         Now, THEREFORE, the Plan is amended by the addition of the following which shall be known as Article 20.


                                   ARTICLE 20
                           DIRECTED INVESTMENT ACCOUNT

           (a) The Administrator shall determine that all Participants be permitted to direct a Trustee as to the investment of all or a portion of the vested interest in any one or more of their individual account balances. If such authorization is given, Participants may, subject to a procedure established by the Administrator and applied in a uniform, non-discriminatory manner, direct the Trustee in writing to invest the vested portion of their account in specific assets, specific funds or other investments permitted under the Plan and the directed investment procedure. That portion of the vested account of any Participant so directing will thereupon be considered a directed investment account, which shall not share the trust fund earnings.

                        (b) A separate directed investment account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his directed investment account shall be charged and credited as the case may be to each account. The directed investment account shall not share in trust fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

                        (c) The Trustee shall not be responsible for, nor liable for, any loss or expense which may arise from or result from compliance with any directions from the Participant. The Trustee shall not be responsible for, nor liable for, any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant. The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such direction improper by virtue of applicable law. Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's account.

         IN WITNESS WHEREOF, the Employer has executed this Amendment on the date indicated below.

                               PENNSYLVANIA SAVINGS BANK



                               BY: /s/ Anthony Di Sandro
                                  ----------------------------------
                                                           President

                               ATTEST:

                                  /s/ Rosanne Pauciello
                                  ----------------------------------
                                                           Secretary

 DATED:
        ------------------------

                                      -3-